                                                                 VICTORVILLE, CA

                                                                   EXHIBIT 10.28

                                 LEASE AGREEMENT

                            MPT OF VICTORVILLE, LLC,
                      a Delaware limited liability company

                                     Lessor

                                       AND

                          DESERT VALLEY HOSPITAL, INC.,
                            a California corporation

                                     Lessee

                        DESERT VALLEY HEALTH SYSTEM, INC.
                                       and
                        DESERT VALLEY MEDICAL GROUP, INC.

                                   Guarantors

                                    Property:

               Eighty-Three (83)-Bed Acute Care Hospital Facility
                    and incorporated Medical Office Building
               (Commonly referred to as the Desert Valley Hospital
                          and Medical Office Building)
                             16850 Bear Valley Road
              Victorville, San Bernardino County, California 93292

                                February 28, 2005
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                                Table of Contents

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LEASE AGREEMENT..........................................................     i

LEASE AGREEMENT..........................................................     1

ARTICLE I LEASED PROPERTY; TERM..........................................     1

ARTICLE II DEFINITIONS...................................................     2

ARTICLE III RENT.........................................................     9
     3.1   Base Rent.....................................................     9
     3.2   Additional Charges............................................    10
     3.3   Absolute Triple Net Lease.....................................    10
     3.4   Lease Deposit.................................................    10
     3.5   Adjustments...................................................    10

ARTICLE IV IMPOSITIONS...................................................    11
     4.1   Payment of Impositions........................................    11
     4.2   Adjustment of Impositions.....................................    11
     4.3   Utility Charges...............................................    11
     4.4   Insurance Premiums............................................    12

ARTICLE V NO TERMINATION.................................................    12
     5.1   Acknowledgement...............................................    12

ARTICLE VI OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY............    12
     6.1   Ownership of the Leased Property..............................    12
     6.2   Lessee's Personal Property....................................    12

ARTICLE VII CONDITION AND USE OF LEASED PROPERTY.........................    13
     7.1   Condition of the Leased Property..............................    13
     7.2   Use of the Leased Property....................................    13
     7.3   Lessor to Grant Easements.....................................    14

ARTICLE VIII LEGAL AND INSURANCE REQUIREMENTS............................    14
     8.1   Compliance with Legal and Insurance Requirements..............    14
     8.2   Legal Requirement Covenants...................................    14
     8.3   Hazardous Materials...........................................    15
     8.4   Healthcare Laws...............................................    15
     8.5   Representations and Warranties................................    15
     8.6   Single Purpose Entity.........................................    16
     8.7   Organizational Documents......................................    16

ARTICLE IX REPAIRS; RESTRICTIONS.........................................    16
     9.1   Maintenance and Repair........................................    16
     9.2   Reserves for Extraordinary Repairs............................    18
     9.3   Encroachments; Restrictions...................................    18

ARTICLE X CAPITAL ADDITIONS..............................................    18
     10.1  Construction of Capital Additions to the Leased Property......    18
     10.2  Capital Additions Financed by Lessee..........................    19
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                               Table of Contents
                                  (continued)

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     10.3  Capital Additions Financed by Lessor..........................    20
     10.5  Salvage.......................................................    21

ARTICLE XI LIENS.........................................................    21

ARTICLE XII PERMITTED CONTESTS...........................................    22

ARTICLE XIII INSURANCE...................................................    23
     13.1  General Insurance Requirements................................    23
     13.2  Additional Insurance..........................................    24
     13.3  Waiver of Subrogation.........................................    25
     13.4  Form of Insurance.............................................    25
     13.5  Increase in Limits............................................    25
     13.6  Blanket Policy................................................    25
     13.7  No Separate Insurance.........................................    26

ARTICLE XIV FIRE AND CASUALTY............................................    26
     14.1  Insurance Proceeds............................................    26
     14.2  Reconstruction in the Event of Damage
              or Destruction Covered by Insurance........................    26
     14.3  Reconstruction in the Event of Damage
              or Destruction Not Covered by Insurance....................    27
     14.4  Lessee's Personal Property....................................    27
     14.5  Restoration of Lessee's Property..............................    27
     14.6  No Abatement of Rent..........................................    27
     14.7  Damage Near End of Term.......................................    27
     14.8  Termination of Right to Purchase and Substitution.............    28
     14.9  Waiver........................................................    28

ARTICLE XV CONDEMNATION..................................................    28
     15.1  Definitions...................................................    28
     15.2  Parties' Rights and Obligations...............................    28
     15.3  Total Taking..................................................    28
     15.4  Partial Taking................................................    28
     15.5  Restoration...................................................    29
     15.6  Award Distribution............................................    29
     15.7  Temporary Taking..............................................    29

ARTICLE XVI DEFAULT......................................................    29
     16.1  Events of Default.............................................    29
     16.2  Events of Default in Financial Covenants......................    33
     16.3  Additional Expenses...........................................    35
     16.4  Intentionally Omitted.........................................    35
     16.5  Waiver........................................................    35
     16.6  Application of Funds..........................................    35
     16.7  Notices by Lessor.............................................    35
     16.8  Lessor's Contractual Security Interest........................    35

ARTICLE XVII LESSOR'S RIGHT TO CURE......................................    36
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                               Table of Contents
                                  (continued)

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ARTICLE XVIII PURCHASE OF THE LEASED PROPERTY............................    37

ARTICLE XIX HOLDING OVER.................................................    37

ARTICLE XX INTENTIONALLY OMITTED.........................................    38

ARTICLE XXI INTENTIONALLY OMITTED........................................    38

ARTICLE XXII RISK OF LOSS................................................    38

ARTICLE XXIII INDEMNIFICATION............................................    38

ARTICLE XXIV ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION...........    38
     24.1  Assignment and Subletting.....................................    38
     24.2  Sublease Limitations..........................................    39
     24.3  Sublease Subordination and Non-Disturbance....................    39

ARTICLE XXV OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS;
               NOTICES AND OTHER CERTIFICATES............................    40

ARTICLE XXVI INSPECTION..................................................    41

ARTICLE XXVII NO WAIVER..................................................    42

ARTICLE XXVIII REMEDIES CUMULATIVE.......................................    42

ARTICLE XXIX SURRENDER...................................................    42

ARTICLE XXX NO MERGER OF TITLE...........................................    42

ARTICLE XXXI TRANSFERS BY LESSOR.........................................    42

ARTICLE XXXII QUIET ENJOYMENT............................................    43

ARTICLE XXXIII NOTICES...................................................    43

ARTICLE XXXIV APPRAISAL..................................................    44

ARTICLE XXXV PURCHASE RIGHTS.............................................    45
     35.1  Lessee's Option to Purchase...................................    45
     35.2  Lessor's Option to Purchase Lessee's Personal Property........    45

ARTICLE XXXVI INTENTIONALLY OMITTED......................................    45

ARTICLE XXXVII FINANCING OF THE LEASED PROPERTY..........................    46
     37.1  Financing by Lessor...........................................    46

ARTICLE XXXVIII SUBORDINATION AND NON-DISTURBANCE........................    46

ARTICLE XXXIX LICENSES...................................................    46

ARTICLE XL COMPLIANCE WITH HEALTHCARE LAWS...............................    48

ARTICLE XLI LESSOR'S RIGHT TO SELL AND
               LESSEE'S RIGHT OF FIRST REFUSAL...........................    48
     41.1  Lessor's Right to Sell........................................    48
     41.2  Lessee's Right of First Refusal...............................    48

ARTICLE XLII MISCELLANEOUS...............................................    49
     42.1  General.......................................................    49
     42.2  Lessor's Expenses.............................................    49
     42.3  Assets Purchased Pursuant to Purchase Options.................    50
     42.4  Entire Agreement; Modifications...............................    50
     42.5  Guaranty......................................................    50
     42.6  Future Financing..............................................    50
     42.7  Change in Ownership/Control...................................    50
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                               Table of Contents
                                  (continued)

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     42.8  Lessor Securities Offering and Filings........................    50
     42.9  Non-Recourse as to Lessor.....................................    50
     42.10 Management Agreements.........................................    51
     42.11 Counterparts..................................................    51

ARTICLE XLIII MEMORANDUM OF LEASE........................................    51

                                 LEASE AGREEMENT

     This LEASE AGREEMENT (the "Lease") is dated as of the 28th day of February, 2005, and is between MPT OF VICTORVILLE, LLC, a Delaware limited liability company ("Lessor"), having its principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and DESERT VALLEY HOSPITAL, INC., a California corporation ("Lessee"), having its principal office at 16850 Bear Valley Road, Victorville, California 93292.

                                   WITNESSETH:

     WHEREAS, Lessor is the current owner of that certain real property located in Victorville, San Bernardino County, California, which real property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference, and all improvements located thereon; and

     WHEREAS, Lessor and Lessee desire to enter into this Lease on the terms and conditions hereinafter provided.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              LEASED PROPERTY; TERM

     Upon and subject to the terms and conditions hereinafter set forth, and subject to the rights of any tenants, subtenants, lessees or sublessees under any Existing Subleases as described in Section 24.1 below, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following property (collectively, the "Leased Property"):

          (a) the real property described on EXHIBIT A attached hereto (the "Land");

          (b) the Facility and all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions (hereinafter defined) financed by Lessor (collectively, the "Leased Improvements");

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

          (d) all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, inspection reports, engineering and environmental plans and studies, title reports, floor plans, landscape plans and other plans relating to the Land and Leased Improvements; and

          (e) all permanently affixed non-medical equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined in Article II below (collectively the "Fixtures").

SUBJECT, HOWEVER, to the matters set forth on EXHIBIT B attached hereto (the "Permitted Exceptions"); Lessee shall have and hold the Leased Property for a fixed term (the "Fixed Term") commencing on the date hereof (the "Commencement Date") and ending at midnight on the last day of the one hundred and eightieth (180th) month period after the Commencement Date, unless sooner terminated as herein provided.

     So long as Lessee is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default, under any of the terms and conditions of this Lease, or under any of the terms and conditions of the Other Leases (as hereinafter defined), Lessee shall have the option to extend the Fixed Term of this Lease on the same terms and conditions set forth herein for three (3) additional periods of five (5) years each (each an "Extension Term"). Lessee may exercise each such option by giving written notice to the Lessor at least three hundred sixty five (365) days prior to the expiration of the Fixed Term or Extension Term, as applicable (the "Extension Notice"). If during the period following the delivery of the Extension Notice to Lessor, a default or breach by Lessee shall occur under this Lease, or under any of the Other Leases, and such default or breach is not cured within the applicable time periods as provided herein, Lessee shall be deemed to have forfeited all Extension Options. If Lessee elects not to exercise its option to extend, all subsequent options to extend shall be deemed to have lapsed.

                                   ARTICLE II

                                   DEFINITIONS

     For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable,
(c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

     Added Value Additional: As defined in Section 10.2.

     Additional Charges: As defined in Section 3.2.

     Adjustment Date: January 1 of each year commencing on January 1, 2006.

     Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term "Affiliate" shall mean any person, corporation, limited liability company, partnership or other legal entity, which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company, or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, corporation, limited liability company, partnership or other legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, corporation, limited liability company, partnership or other legal entity, through the ownership of voting securities, partnership interests or other equity interests.

     Award: As defined in Section 15.1.

     Base Rent: As defined in Section 3.1.

     Business: The operation of the Facility and the engagement in and pursuit and conduct of any business venture or activity related thereto.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which money centers in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

     Capital Additions: One or more new buildings or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story.

     Capital Addition Cost: The cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Lessor, (b) if agreed to by Lessor in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and
(vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Additions.

     Capital Improvement Reserve: As defined in Section 9.1(e).

     Code: The Internal Revenue Code of 1986, as amended.

     Commencement Date:  The date hereof.

     Commitment Letter: The commitment letter between Lessor and Lessee (or their Affiliates) dated November 16, 2004, and executed by Lessee, Desert Valley Health System, Inc. and Desert Valley Medical Group, Inc. on November 22, 2004.

     Condemnation, Condemnor: As defined in Section 15.1.

     Consolidated Net Worth: At any time, the sum of the following for Guarantors or Lessee and their respective consolidated subsidiaries on a consolidated basis determined in accordance with GAAP.

          (a) the amount of capital or stated capital (after deducting the cost of any treasury shares), plus

          (b) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

          (c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (i) unamortized debt discount and expense and (ii) any write-up in book value of assets resulting from a revaluation thereof pursuant to generally accepted accounting principles subsequent to the most recent Statements of Cash Flow prior to the date thereof, except any net write-up in value of foreign currency in accordance with GAAP; any write-up resulting from reversal of a reserve for bad debts or depreciation; and any write-up resulting from a change in methods of accounting for inventory.

     Consumer Price Index: The Consumer Price Index, all urban consumers, all items, U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics, in which 1982-1984 equals one hundred (100). If the Consumer Price Index is discontinued or revised during the term of this Lease, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     CPI: The Consumer Price Index.

     Credit Enhancements: All security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Lessee, if any, with respect to the Leased Property, the Tenant Leases or the Tenants.

     Date of Taking: As defined in Section 15.1.

     Desert Valley Tenants: The Lessee, the Guarantors and any of their respective Affiliates who are also tenants of Lessor or any of its Affiliates.

     EBITDAR: Earnings before the deduction of interest, taxes, depreciation, amortization and rent, as determined in accordance with GAAP.

     Encumbrances: As defined in Article XXXVII.

     Equity Investment: The Purchase Price.

     Events of Default: As defined in Section 16.1 and Section 16.2.

     Existing Subleases: As defined in Section 24.1.

     Extension Notice: As defined in Article I.

     Extension Term: As defined in Article I.

     Extraordinary Repairs: All repairs to the Facility of every kind and nature, whether interior or exterior, structural or non-structural (including, without limitation, all parking decks and parking lots) which are considered to be extraordinary in nature (as opposed to being ordinary or normal in nature), as Lessee and/or Lessor may determine to be necessary or appropriate from time to time during the Term.

     Facility: The licensed eighty-three (83)-bed acute care hospital facility and incorporated medical office building and all improvements (including the trailer located on the Land) in connection therewith operated on the Land.

     Facility Mortgage: As defined in Section 13.1.

     Facility Mortgagee: As defined in Section 13.1.

     Fair Market Added Value: The Fair Market Value (as hereinafter defined) of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed.

     Fair Market Value: The Fair Market Value of the Leased Property, including all Capital Additions, (a) and shall be determined in accordance with the appraisal procedures set forth in Article XXXIV or in such other manner as shall be mutually acceptable to Lessor and Lessee, (b) and shall not take into account any reduction in value resulting from any indebtedness to which the Leased Property is subject and which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. The positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property, which is not so required or agreed to be removed shall be taken into account in determining such Fair Market Value. Notwithstanding anything contained herein to the contrary, any appraisal of the Leased Property shall assume the Lease is in place for a term of fifteen (15) years, and based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to the Lessee's operations.

     Fair Market Value Purchase Price: The Fair Market Value of the Leased Property less the Fair Market Added Value.

     Fiscal Year: The fiscal year for this Lease shall be the twelve (12) month period from January 1 to December 31.

     Fixed Term: As defined in Article I.

     Fixtures: As defined in Article I.

     GAAP: Generally accepted accounting principles in the United States, consistently applied.

     Governmental Entity: Any national, federal, regional, state, local, provincial, municipal, foreign or multinational court or other governmental or regulatory authority, administrative body or government, department, board, body, tribunal, instrumentality or commission of competent jurisdiction.

     Guarantors: Jointly and severally, Prime A Investments, L.L.C., a Delaware limited liability company, Desert Valley Health System, Inc., a Delaware corporation, and Desert Valley Medical Group, Inc., a California corporation.

     Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Laws.

     Hazardous Materials Laws: All local, state and federal laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

     Healthcare Laws: All rules and regulations under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C.
Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (19 U.S.C.
1035), and Patient Inducement Statute, and equivalent state statutes and any and all rules or regulations promulgated by governmental entities with respect to any of the foregoing.

     Impositions: Collectively, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted Exceptions, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), and all other fees, costs and expenses which at any time prior to, during or in respect of the Term hereof may be charged, assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Lessor, or (2) any transfer or net revenue tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case Lessee shall pay.

     Initial Purchase Price: A price equal to the purchase price paid by Lessor (and its Affiliates, including, without limitation, MPT Operating Partnership, L.P.) for the Leased Property pursuant to the Purchase Agreement, plus all costs and expenses incurred in association with the purchase and lease of such Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of the Leased Property and site visits, and fees paid to advisors and brokers, except to the extent such items are paid by Lessee.

     Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and such additional insurance which the Lessor may reasonably require.

     Land: As defined in Article I.

     Lease: As defined in the Preamble.

     Lease Assignment: That certain Assignment of Rents and Leases to be effective the Commencement Date executed and delivered by Lessee to Lessor, pursuant to the terms of which Lessee has assigned to Lessor each of the Tenant Leases and Credit Enhancements, if any, as security for the obligations of Lessee under this Lease (as this Lease may be amended, modified and/or restated from time to time), the obligations of Guarantors under the Lease Guaranty and any other obligations of Lessee to Lessor, any Guarantor or any Affiliate of Lessee or any Guarantor to Lessor or any Affiliate of Lessor.

     Lease Deposit: As defined in Section 3.4.

     Lease Guaranty: That certain Lease Guaranty to be effective the Commencement Date executed and delivered by Guarantors in favor of Lessor, pursuant to the terms of which Guarantors have unconditionally and irrevocably guaranteed the full, faithful and complete performance of Lessee's obligations under this Lease (as this Lease may be amended, modified and/or restated from time to time), and any other obligations of Lessee, Guarantors and any Affiliates of Lessee and Guarantors to Lessor.

     Lease Year: A twelve (12) month period commencing on the Commencement Date or on each anniversary date thereof, as the case may be.

     Leased Improvements; Leased Property: Each as defined in Article I.

     Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessee's operation of its business on the Leased Property, along with the Leased Property or the construction, use or alteration thereof (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973) whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

     Lender: As defined in Section 35.1.

     Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least Fifty Million Dollars ($50,000,000).

     Lessee: Desert Valley Hospital, Inc., a California corporation, and its successors and permitted assigns, which, if required by Lessor, shall at all times during the term of this Lease be a Single Purpose Entity created and to remain in good standing as required hereunder for the sole purpose of leasing and operating the Facility.

     Lessee's Personal Property: All machinery, equipment, medical equipment (including all medical equipment affixed to the Leased Property), furniture, furnishings, trailers, movable walls or partitions, computers, trade fixtures or other personal property, and consumable inventory and supplies, currently owned and acquired after the execution of this Lease, and used or useful in the operation of the Facility, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, and Lessee's operating licenses, but excluding Lessee's accounts receivables and any items included within the definition of Fixtures.

     Lessor: MPT of Victorville, LLC, a Delaware limited liability company, and its successors and assigns.

     Licenses: As defined in Article XXXIX.

     Management Agreement: Any contracts and agreements for the management of any part of the Leased Property, including, without limitation, the real estate and the Leased Improvements and the operations of the Facility.

     Management Company: Any person, firm, corporation or other entity or individual who or which will manage any part of the Leased Property.

     Market Value of Desert Valley Tenants: An amount equal to the collective EBITDAR of the Desert Valley Tenants, on a trailing twelve (12) months basis, multiplied by four (4).

     Medicaid : The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

     Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

     Mortgage: As defined in Section 35.1.

     MPT: Medical Properties Trust, Inc., an Affiliate of Lessor.

     MPT Development Services: MPT Development Services, Inc., an Affiliate of Lessor.

     MRI Equipment: Magnetic resonance imaging (MRI) equipment used in connection with the operation of the Facility.

     MRI Trailer: That certain trailer located on the Land in which the MRI Equipment is used and operated.

     Officer's Certificate: A certificate of Lessee signed by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee or another officer or representative authorized to so sign by the Board of Directors or other governing body of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

     Other Leases: All other leases entered into between Lessor or any Affiliate of Lessor, on the one hand, and Lessee, any Guarantor, or any of their respective Affiliates, on the other hand.

     Overdue Rate: On any date, a rate per annum equal to the highest rate allowed by the laws of the State of California.

     Payment Date: Any due date for the payment of the installments of Base Rent, Additional Rent, or any other sums payable under this Lease.

     Permitted Exceptions: As defined in Article I.

     Primary Intended Use: As defined in Article VII.

     Prime Rate: The annual rate announced by Citibank in New York, New York, to be the prime rate for 90-day unsecured loans to its United States corporate borrowers of the highest credit standing, as in effect from time to time.

     Purchase Agreement: That certain Purchase and Sale Agreement dated as of February 28, 2005, by and among Lessor, Lessee, Desert Valley Health System, Inc., Prime A Investments, L.L.C., Desert Valley Medical Group, Inc. and MPT Operating Partnership, L.P.

     Purchase Price: The Initial Purchase Price, plus all costs and expenses not included in the Initial Purchase Price incurred or paid in connection with the purchase and lease of the Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, seismic, engineering and other fees and expenses paid in connection with the inspection of the Leased Property, and paid to advisors and brokers (except to the extent such items are paid by Lessee), and shall include the costs of Capital Additions financed by Lessor (and Lessor's Affiliates) as provided in Section 10.3 of this Lease (collectively the "Purchase Price Adjustment").

     Purchase Price Adjustment: As defined in the above definition of "Purchase Price."

     Removal Notice: As defined in Section 16.2.

     Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(c) hereof) and the Additional Charges.

     Security Agreement: That certain Security Agreement to be effective the Commencement Date executed and delivered by Lessee to Lessor, pursuant to the terms of which Lessee has granted to Lessor a first lien and security interest in all of Lessee's rights under this Lease (as this Lease may be amended, modified and/or restated from time to time), to all of Lessee's Personal Property (excluding accounts receivable) and to all of the Licenses.

     Single Purpose Entity: An entity which (i) exists solely for the purpose of owning and/or leasing all or any portion of the Facility and conducting the operation of the Business, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership and/or leasing all or any portion of the Facility and the operation of the Business, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest in the Facility which it owns in the Facility and the other assets incident to the operation of the Business, (v) does not have any debt other than as permitted by this Lease or arising in the ordinary course of the Business and does not guarantee or otherwise obligate itself with respect to the debts of any other person or entity, other than as approved by Lessor, (vi) has its own separate books, records, accounts, financial statements and tax returns (with no commingling of funds or assets), (vii) holds itself out as being a company separate and apart from any other entity, and (viii) maintains all corporate formalities independent of any other entity.

     Statements of Cash Flow: For any fiscal year or other accounting period for Lessee or Guarantors and their respective consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP.

     Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

     Tenant: The lessees or tenants under the Tenant Leases, if any.

     Tenant Leases: All leases, subleases, pharmacy leases and other rental agreements (written or verbal, now or hereafter in effect), if any, including, without limitation, the Existing Subleases as described in Section 24.1 hereof, that grant a possessory interest in and to any space in or any part of the Leased Property, or that otherwise have rights with regard to the Leased Property, and all Credit Enhancements, if any, held in connection therewith.

     Term: The actual duration of this Lease, including the Fixed Term and the Extension Terms (if exercised by the Lessee) and taking into account any termination.

     Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto.

     Unsuitable for Its Use or Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the terms "Unsuitable for Its Use" or "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

                                  ARTICLE III

                                      RENT

     3.1 BASE RENT. Lessee shall pay to Lessor, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other person, firm or entity as Lessor from time to time may designate in writing, Base Rent during the Term as follows:

          (a) BASE RENT: Subject to adjustment as provided herein, Lessee shall pay Lessor base rent (the "Base Rent") in a per annum amount equal to ten percent (10%) multiplied by the Purchase Price, which as of the date hereof is an annual amount of Two Million, Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00). Base Rent shall be payable in advance in equal, consecutive monthly installments on or before the 10th day of each calendar month during the Term, commencing on the Commencement Date (prorated as to any partial month).

          (b) ADJUSTMENT OF BASE RENT: Commencing on January 1, 2006, and on each January 1 thereafter (each an "Adjustment Date") during the term of this Lease, the Base Rent shall be increased, if any, by an amount equal to the greater of (A) two percent (2%) per annum of the prior year's Base Rent, or (B) the percentage by which the CPI on the Adjustment Date shall have increased over the CPI figure in effect on the immediately preceding January 1. If the previous year's Base Rent is for a partial year, Base Rent shall be annualized based on the highest annual rate effective during the preceding year. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that all calculations of Base Rent as specified herein have been made by multiplying the Initial Purchase Price by ten percent (10%) per annum. In the event the Initial Purchase Price is adjusted and increased by the Purchase Price Adjustment, then all calculations of Base Rent shall be adjusted accordingly.

     3.2 ADDITIONAL CHARGES. In addition to the Base Rent (a) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, and all other amounts, liabilities, obligations and Impositions related to the ownership, use, possession and operation of the Leased Property, including, without limitation, all costs of owning and operating the Facility, all taxes, insurance, maintenance and capital improvements, all licensure violations, violations of and defaults under any of the Permitted Exceptions, civil monetary penalties and fines, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) above, Lessee will also promptly pay and reimburse Lessor for all such amounts paid by Lessor and promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent. If any installment of Base Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due. Notwithstanding anything contained herein to the contrary, if any Facility Mortgagee requires Lessor to pay into escrows or make deposits relating to any part of the Additional Charges (including, without limitation, the Impositions), Lessee shall pay to Lessor the amounts required by the Facility Mortgagee, as and when required, and Lessor shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee.

     3.3 ABSOLUTE TRIPLE NET LEASE. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent and the payments of Additional Charges throughout the Term, but subject to any other provisions of this Lease which expressly provide for adjustment of Rent or other charges. Lessee further acknowledges and agrees that all charges, assessments or payments of any kind due and payable without notice, demand, set off or counterclaim under the Permitted Exceptions shall be paid by Lessee as they become due and payable.

     3.4 LEASE DEPOSIT. Intentionally Omitted.

     3.5 ADJUSTMENTS. Lessor and Lessee acknowledge that to the extent Lessee fails to reimburse to Lessor immediately upon demand, any costs and expenses which otherwise would be included in the definition of Purchase Price, then the Lessor shall recalculate the Purchase Price to include such unreimbursed costs and expenses and deliver to Lessee a letter confirming the Base Rent to be paid hereunder and such letter shall constitute an amendment to the provisions of this Lease.

                                   ARTICLE IV

                                   IMPOSITIONS

     4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or assessing authorities where feasible, and Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the Lessor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon giving notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

     4.2 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

     4.3 UTILITY CHARGES. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property during the Term, including, without limitation, all impact and tap fees necessary for the operation of the Facility.

     4.4 INSURANCE PREMIUMS. Lessee will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                   ARTICLE V

                                 NO TERMINATION

     5.1 ACKNOWLEDGEMENT. The parties hereto understand, acknowledge and agree that this is an absolute triple net lease. Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to
(i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

     6.2 LESSEE'S PERSONAL PROPERTY. Lessee, at its expense, shall install, affix, assemble and place on the Leased Property, the Lessee's Personal Property, which Lessee's Personal Property shall be subject to the security interests and liens as provided in Section 16.8 of this Lease. Lessee shall not, without the prior written consent of Lessor (which consent may be withheld in the event Lessee is in default hereunder) remove any of the Lessee's Personal Property from the Leased Property. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. If removal is authorized by Lessor as provided herein, all of Lessee's Personal Property not removed by Lessee within seven (7) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property and repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee, Lessor, any Lessee lender, or any Lessor lender.

                                  ARTICLE VII

                      CONDITION AND USE OF LEASED PROPERTY

     7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. Lessee warrants and represents that (a) it has been in possession of the Leased Property since approximately 1992, (b) the Leased Property is in compliance with all of the requirements, restrictions and conditions as set forth in the Permitted Exceptions, and (c) the use of the Leased Property for the Primary Intended Use will not violate any of the Permitted Exceptions. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT.

     7.2 USE OF THE LEASED PROPERTY.

          (a) Lessee covenants that it will obtain and maintain throughout the entire Term all approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use, as defined below, under applicable local, state and federal law, including but not limited to licensure approvals and Medicare and/or a Medicaid certifications, provider numbers, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the Facility as an eighty-three (83) bed acute care hospital facility and incorporated medical office building, and as necessary for the operation of the MRI Equipment.

          (b) Beginning on the Commencement Date and during the entire Term, Lessee shall use the Leased Property and the improvements thereon only as an eighty-three (83)-bed acute care hospital facility and incorporated medical office building (and use the MRI Trailer only for the operation of the MRI Equipment) and for such other legal ancillary uses as may be necessary in connection with or incidental to such uses, subject to any covenants, restrictions and easements relating to the Facility (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use, nor change the number or type of beds within the Facility, nor reconfigure or rearrange any portion of the Leased Property or the Facility without the prior written consent of Lessor, which consent Lessee agrees may be withheld in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

          (c) Lessee covenants and agrees that during the Term it will continuously operate the Leased Property only as a provider of healthcare services in accordance with the Primary Intended Use and Lessee shall maintain its certifications for reimbursement and licensure and all accreditations.

          (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

          (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

          (f) Lessee agrees that during the entire term of this Lease, Lessor shall have the right and option to erect a sign on the Leased Property stating that the Leased Property is owned by the Lessor. Such sign shall be in a size, and shall be erected in a location, reasonably acceptable to Lessor and approved by Lessee, which approval shall not be unreasonably withheld, conditioned or delayed.

     7.3 LESSOR TO GRANT EASEMENTS. Lessor will, from time to time so long as no default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default, has occurred and is continuing under this Lease, the Other Leases, at the request of Lessee and at Lessee's cost and expense, but subject to the approval of Lessor (a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating (and such other information as Lessor may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the Primary Intended Use on the Leased Property and does not reduce its value.

                                  ARTICLE VIII

                        LEGAL AND INSURANCE REQUIREMENTS

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, accreditations and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation, any Capital Additions. Upon Lessor's request, Lessee shall deliver copies of all such licenses, certificates of need, agreements and other authorizations.

     8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee shall use its best efforts to have tenants acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property and all equipment and machinery used in or in connection with the Leased Property in its customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property, the use of all equipment and machinery used in connection with the Leased Property, and the maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.


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
     8.3 HAZARDOUS MATERIALS. Except for Hazardous Materials generated in the normal course of business regarding the Primary Intended Use (which Hazardous Materials shall be handled and disposed of in compliance with all Hazardous Materials Laws), no Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Leased Property. No activity shall be undertaken on the Leased Property which would cause (i) the Leased Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Leased Property within the ambit of RCRA or any Hazardous Material Laws, (ii) a release or threatened release of Hazardous Material from the Leased Property within the meaning of, or otherwise bring the Leased Property within the ambit of, CERCLA or SARA or any Hazardous Material Laws or
(iii) the discharge of Hazardous Material into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Laws. No activity shall be undertaken with respect to the Leased Property which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Material Laws. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is, to the best of the Lessee's knowledge, threatened or in existence with respect to the Leased Property. No notice has been served on Lessee from any entity, governmental body or individual claiming any violation of any Hazardous Material Laws, or requiring compliance with any Hazardous Material Laws, or demanding payment or contribution for environmental damage or injury to natural resources. Lessee has not obtained and Lessee has no knowledge of any reason Lessee will be required to obtain any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Leased Property by reason of any Hazardous Material Laws. Lessee hereby agrees to indemnify and defend, at its sole cost and expense, and hold Lessor, its successors and assigns, harmless from and against and to reimburse Lessor with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor at any time and from time to time by reason or arising out of any breach or violation of the above. Lessee shall, at its sole cost, expense, risk and liability, remove or cause to be removed from the Leased Property all Hazardous Materials generated in connection with the Primary Intended Use and as found in hospital and healthcare facilities, including, without limitation, all infectious waste materials, syringes, needles and any materials contaminated with bodily fluids of any type, character or description of whatsoever nature in accordance with all Hazardous Materials Laws. Lessee shall not dispose of any such infectious waste and Hazardous Materials in any receptacles used for the disposal of normal refuse.

     8.4 HEALTHCARE LAWS. Lessee warrants and represents that this Lease and all subleases are, and at all times during the term of this Lease will be, in compliance with all Healthcare Laws. Lessee agrees to add to all of its third party agreements relating to the Leased Property, including, without limitation, all subleases, that in the event it is determined that such agreement and/or sublease is in violation of the Healthcare Laws, such agreement and/or sublease shall be renegotiated so that same are in compliance with all Healthcare Laws. Lessee agrees promptly to notify Lessor in writing of receipt of any notice of investigation of any alleged Healthcare Law violations. Lessee hereby agrees to indemnify and defend, at Lessee's sole cost and expense, and hold Lessor, its successors and assigns harmless from and against and to reimburse Lessor and its successors and assigns with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor, its successors and assigns, at any time and from time to time by reason or arising out of any breach by Lessee of any of the representations and warranties set forth in this Section 8.4.

     8.5 REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that as of the date hereof: (i) Lessee is a duly organized and existing corporation and is duly authorized to enter into, deliver and perform this Lease and the other documents referred to herein and such agreements constitute the valid and binding obligations of Lessee, enforceable in accordance with their terms, (ii) neither the entering into this Lease or the other documents referred to herein nor the performance by Lessee of its obligations hereunder or under the other documents referred to herein will violate any provision of law or any agreement, indenture, note or other instrument binding upon Lessee, (iii) no authority from or approval by any governmental body, commission or agency or consent of any third party is required in connection with the making or validity of and the execution, delivery and performance of this Lease or the other documents referred to herein, (iv) there are no actions, suits or proceedings pending against or, to the knowledge of Lessee, threatened against or affecting Lessee or any of its Affiliates, in any court or before or by any governmental department, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business or operations of Lessee or the ability of Lessee to perform its obligations under this Lease or the other documents referred to herein, (v) Lessee and each of its Affiliates is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, and (vi) Lessee has obtained and delivered copies thereof to Lessor on the Commencement Date all certificates of need, Medicare billing numbers, other licenses and agreements required for the operation of the Facility and the MRI Equipment.

     8.6 SINGLE PURPOSE ENTITY. Lessee represents, warrants, covenants and agrees that Lessee is, at the time of the execution of this Lease, and shall remain at all times during the term of this Lease, a Single Purpose Entity created and to remain in good standing for the sole purpose of leasing and operating the Facility in accordance with the terms of this Lease. Simultaneously with the execution of this Lease, and as requested by Lessor at other times during the term of this Lease, Lessee shall provide Lessor evidence that Lessee is a Single Purpose Entity and is in good standing in the state of its organization and in the state in which the Leased Property is located.

     8.7 ORGANIZATIONAL DOCUMENTS. Lessee shall not permit or suffer, without the prior written consent of Lessor an amendment or modification of its Organizational Documents (as defined below), or the organizational documents of any constituent entity within the Lessee, which changes Lessee's status as a single purpose entity, (ii) any dissolution or termination of its existence, or
(iii) change in its state of formation or incorporation or its name. Lessee has, simultaneously with the execution of this Lease, delivered to Lessor a true and complete copy of its articles of incorporation and by-laws creating Lessee, and all other documents creating and governing the Lessee (collectively, the "Organizational Documents"). Lessee warrants and represents that the Organizational Documents (i) were duly executed and delivered, (ii) are in full force and effect and binding upon and enforceable in accordance with their terms, (iii) constitute the entire understanding among the shareholders, partners and members of Lessee, and (iv) no breach exists under the Organizational Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time or both would constitute a breach under the Organizational Documents.

                                   ARTICLE IX

                         REPAIRS; RESERVE; RESTRICTIONS

     9.1 MAINTENANCE AND REPAIR.

          (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee's Personal Property) in good first class order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Articles XIV and XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use. Notwithstanding anything contained herein to the contrary, Lessee shall make additions, modifications and remodeling to the Leased Property which are not Capital Additions from time to time which are necessary for the Primary Intended Use and which permit the Lessee to comply fully with its obligations set forth in this Lease, provided that any such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. Such additions, modifications and remodeling shall, without payment by Lessor at any time, be included under the terms of this Lease and shall be the property of Lessor. Lessee shall notify the Lessor of any and all repairs, improvements, additions, modifications and remodeling made to the Leased Property in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) and obtain consent from Lessor prior to making such repairs, improvements, additions, modifications and remodeling.

          (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

          (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

          (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as improved, repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), damage caused by the gross negligence or willful acts of Lessor and damage or destruction described in Article XIV or resulting from a Taking described in Article XV which Lessee is not required by the terms of this Lease to repair or restore.

     9.2 RESERVES FOR EXTRAORDINARY REPAIRS. Commencing on the Commencement Date, Lessee shall make quarterly deposits to a reserve (the "Reserve") at a financial institution of the Lessor's choosing, provided, however, that the first such deposit on the Commencement Date, shall be prorated. Subject to the immediately preceding sentence, each deposit to be made quarterly thereafter through and including December 31, 2005, shall be equal to the sum of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per bed per annum. For the period commencing on the Commencement Date and ending on December 31, 2005, the number of beds shall be assumed to be eighty-three (83). Beginning on January 1, 2006, and on each January 1 thereafter, the number of beds shall be determined by the actual number of beds placed in service or certified to be available for use in the Facility, which shall not be reduced without the prior written consent of Lessor. The account to which such payments are made shall require the signature of an officer of Lessee and Lessor to make withdrawals. Beginning on January 1, 2006, and on each January 1 thereafter during the entire Lease Term, such payment into the Reserve shall be increased by two percent (2%) per annum. Notwithstanding anything contained herein to the contrary, Lessee shall pay into the Reserve any amounts needed in excess of such required payments as provided herein. The amount in the Reserve, including interest, may be used by Lessee with Lessor's approval, which such approval will not be unreasonably withheld, or by Lessor with Lessee's approval, which such approval will not be unreasonably withheld, to pay for Extraordinary Repairs on the Facility. Lessee hereby grants to Lessor a security interest in all monies deposited into the Reserve and Lessee shall, within fifteen (15) days from the Commencement Date, execute all documents necessary for Lessor to perfect its security interest in the Reserve. Lessor and Lessee agree that the first dollars of all expenditures for Extraordinary Repairs made in each year during the Term shall be funded from the Reserve account to the full extent of such account; provided, however, that if Lessor, in its reasonable discretion, determines at any time that the balance then remaining in the Reserve account is insufficient to pay in full for the present and future anticipated Extraordinary Repairs on the Facility, Lessor shall retain funds in the Reserve account in an amount sufficient to pay in full for Extraordinary Repairs and Lessee will deposit additional sums into the account from time to time, upon the written request of Lessor, in amounts equal to the difference between the then balance in the Reserve account and the cost to complete the present and future Extraordinary Repairs so that at all times there is an adequate amount in the Reserve account to pay for such items on a going forward basis. So long as no default has occurred under any of the terms hereof, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default hereunder, any amounts remaining in the Reserve, after the payment of and the reimbursement for the Extraordinary Repairs on the Facility, at the expiration of this Lease shall be returned to Lessee

     9.3 ENCROACHMENTS; RESTRICTIONS. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment,
(a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility without such violation, encroachment or impairment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums paid by Lessee and recovered by Lessor under any such policy of title or other insurance.

                                   ARTICLE X

                                CAPITAL ADDITIONS

     10.1 CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

          (a) If no Event of Default shall have occurred or be continuing under this Lease, the Other Leases and the Tenant Leases, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property without the prior written consent of Lessor, provided, however, except as expressly provided in Section 10.2(d) hereof, Lessee shall not be permitted to create any Encumbrance on the Leased Property, in connection with such Capital Addition. Prior to commencing construction of any Capital Addition, Lessee shall, at Lessee's sole cost and expense (i) submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition,
     (ii) submit to Lessor such plans and specifications, certificates of need and other approvals, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request, and (iii) obtain all necessary certificates of need, state licensure surveys and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, and the use or uses to which it will be put.

          (b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing on terms acceptable to Lessee, the provisions of Section 10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Additions shall be made without the consent of Lessor, which consent shall not be unreasonably withheld or delayed, if the Capital Addition Cost of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Lessee, would exceed twenty-five percent (25%) of the then Fair Market Value of the Leased Property or would diminish the value of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect the Leased Property and/or any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld. All proposed Capital Additions shall be architecturally integrated and consistent with the Leased Property.

     10.2 CAPITAL ADDITIONS FINANCED BY LESSEE. If Lessee provides or arranges to finance any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

          (a) The above referenced proportion of the Fair Market Added Value of Capital Additions paid for by Lessee to the Fair Market Value of the entire Leased Property expressed as a percentage is referred to herein as the "Added Value Additional". The Added Value Additional determined as provided above for each Capital Addition financed or paid for by Lessee shall remain in effect until any subsequent Capital Addition.

          (b) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

          (c) Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall, if Lessee does not purchase the Leased Property as provided herein, compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:

               (i) By purchasing all Capital Additions paid for by Lessee from Lessee for cash in the amount of the Fair Market Added Value of all such Capital Additions paid for or financed by Lessee; or

               (ii) By purchasing such Capital Additions from Lessee by delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable not later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at the test rate applicable under
          Section 1272 of the Code or any successor section thereto ("Test Rate") or, if no such Test Rate exists, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all mortgages and encumbrances on the Leased Property at the time of such purchase; or

               (iii) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

          (d) Lessor and Lessee agree that Lessee's lender for Capital Additions shall have the right to secure its loan by a mortgage upon the Leased Property provided such mortgage (i) shall not exceed the cost of the Capital Additions being made with the proceeds of such loan,
     (ii) shall be subordinate to Lessor's acquisition cost and any Capital Additions paid for by the Lessor of the Leased Property, (iii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created, including, without limitation, Facility Mortgages, (iv) the term of the loan shall not extend beyond the term of this Lease, (v) such lender executes all subordination and other documents and certificates reasonably required by the Facility Mortgagees, and (vi) shall be limited solely to Lessee's interest in the Leased Property.

     10.3 CAPITAL ADDITIONS FINANCED BY LESSOR.

          (a) Lessee shall request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may request (a "Request"), including without limitation, all information referred to in Section 10.1 above. Lessor may, but shall be under no obligation to, obtain the funds necessary to meet the Request. Within thirty (30) days of receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Lessee may withdraw its Request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions.

          (b) If Lessor agrees to finance the proposed Capital Addition, Lessee shall provide Lessor with the following prior to any advance of funds:

               (i) all customary or other required loan documentation, if the Capital Addition is to be financed through the incurrence of debt;

               (ii) any information, certificates of need, regulatory approvals of architectural plans and other certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

               (iii) an Officer's Certificate and, if requested, a certificate from Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

               (iv) an amendment to this Lease, duly executed and acknowledged, in form and substance satisfactory to Lessor (the "Lease Amendment"), and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Fair Market Value and the Rent, which shall be increased to take into account an adjustment to the Purchase Price in an amount equal to the equity contributed by Lessor to finance the Capital Addition or, in the case of debt financing, the principal and interest on the debt incurred by Lessor to finance the Capital Addition;

               (v) a grant deed conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Lessor;

               (vi) endorsements to any outstanding policy of title insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, or a supplemental policy of title insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (vii) below);

               (vii) if required by Lessor, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the Lending Institution advancing any portion of the Capital Addition Cost;

               (viii) if required by Lessor, prior to commencing the Capital Addition, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition will exceed the Fair Market Value of the Leased Property prior thereto by an amount not less than one hundred percent (100%) of the Capital Addition Costs; and

               (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, contracts, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the governing body of Lessee authorizing the execution and delivery of the Lease Amendment and any other instruments as may be reasonably required by Lessor and any Lending Institution advancing or reimbursing Lessee for any portion of the Capital Addition Cost.

          (c) Lessor and Lessee agree that Lessor shall have the sole right to designate the general contractor, developer, architect, construction company, engineer and other parties which will participate in the development of the Capital Addition. Lessor and Lessee further agree that Lessor shall control the preparation and negotiation of the definitive agreements with such parties and Lessor will give Lessee an opportunity to review such definitive agreements prior to their execution.

          (d) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, and (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including but not limited to any required certificates of need, for the construction, operation, use or occupancy of the Capital Addition.

     10.4 SALVAGE. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 10.1 or repairs required by Article IX shall be or become the property of Lessor.

                                   ARTICLE XI

                                      LIENS

     Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in EXHIBIT B, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder,
(e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (g) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVII of this Lease. Unless otherwise expressly provided herein, Lessee shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Lessee's rights and interests in this Lease, the Leased Property, Lessee's Personal Property, or any permits, licenses, certificates of need (if any) or any other approvals required to operate the Leased Property during the Term without the prior written consent of Lessor, which may be withheld at Lessor's sole discretion.

                                  ARTICLE XII

                               PERMITTED CONTESTS

     Lessee, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, after two (2) business days' prior written notice to Lessor, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), then, in any such event, (i) provided the Consolidated Net Worth of Lessee and/or Guarantors is then in excess of Fifty Million Dollars ($50,000,000), Lessee shall deliver to Lessor an Officer's Certificate to the effect set forth in clauses (a), (b) and (c), to the extent applicable, or (ii) in the event the Consolidated Net Worth of Lessee and/or Guarantors is not then in excess of Fifty Million Dollars ($50,000,000), then Lessee shall deliver to Lessor and its counsel an opinion of Lessee's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                                    INSURANCE

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Lessee shall at all times keep the Leased Property and all property located in or on the Leased Property, including Lessee's Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, Lessee shall obtain and maintain in effect throughout the Lease Term, the kinds and amounts of insurance deemed necessary by the Lessor and as described below. This insurance shall be written by insurance companies (i) acceptable to the Lessor,
(ii) that are rated at least an "A-VII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of A or better, and (iii) authorized, licensed and qualified to do insurance business in the state in which the Leased Property is located. Notwithstanding the foregoing or any other provision of this Article XIII, Lessor acknowledges and agrees that the insurance coverages required under subparagraphs (d) and (h) of this Section
13.1 are being handled through a captive insurance company, the identity of which has been disclosed to the Lessee and Lessor. The aggregate amount of coverage by a single company must not exceed five percent (5%) of the insurance company's policyholders' surplus. The policies must name Lessor (and any other entities as Lessor may deem necessary) as an additional insured and losses shall be payable to Lessor and/or Lessee as provided in Article XIV. Each insurance policy required hereunder must (i) provide primary insurance without right of contribution from any other insurance carried by Lessor, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including Lessor, (iii) permit Lessor to pay premiums at Lessor's discretion, and (iv) as respects any third party liability claim brought against Lessor, obligate the insurer to defend Lessor as an additional insured thereunder. In addition, the policies shall name as an additional insured the holder or holders ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement that may be placed by Lessor upon the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof ("Facility Mortgage"), if any, by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor and each affected Facility Mortgagee(s). Evidence of insurance and/or Impositions shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage which constitutes a lien on the Leased Property requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, the Fixtures and Lessee's Personal Property, shall insure against the following risks:

          (a) All Risks or Special Form Property insurance against loss or damage to the building and improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Leased Property. The policy shall include coverage for subsidence. The deductible amount thereunder shall be borne by the Lessee in the event of a loss and the deductible must not exceed Ten Thousand and 00/100 Dollars ($10,000.00) per occurrence. Further, in the event of a loss, Lessee shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and Lessee further agrees that it will notify the Lessor of any loss in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or greater and that no claim at or in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be settled without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

          (b) Flood and earthquake insurance shall be required only in the event that the Leased Property is located in a flood plain or earthquake zone. Such insurance to be in an amount equal to the Full Replacement Cost value of the Facility, subject to no more than a Twenty-Five Thousand Dollars ($25,000) per occurrence deductible and such policy shall include coverage for subsidence.

          (c) Insurance against loss of earnings in an amount sufficient to cover not less than twelve (12) months' lost earnings and written in an "all risks" form, either as an endorsement to the insurance required under subparagraph 13.1(a) above, or under a separate policy.

          (d) Worker's compensation insurance covering all employees in amounts that are customary for the Lessee's industry.

          (e) Commercial General Liability in a primary amount of at least Three Million and 00/100 Dollars ($3,000,000.00) per occurrence, bodily injury for injury or death of any one person and One Hundred Thousand and 00/100 Dollars ($100,000.00) for Property Damage for damage to or loss of property of others, subject to a Ten Million and 00/100 Dollars ($10,000,000.00) annual aggregate policy limit for all bodily injury and property damage claims, occurring on or about the Leased Property or in any way related to the Leased Property, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on the Leased Property otherwise related to the Leased Property. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability.

          (f) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence for bodily injury; One Hundred Thousand and 00/100 Dollars ($100,000.00) per occurrence for property damage; subject to an annual aggregate policy limit of One Million and 00/100 Dollars ($1,000,000.00).

          (h) Professional liability insurance for any physician employed or other employee or agent of the Lessee providing services at the Leased Property in an amount not less than Three Million and 00/100 Dollars ($3,000,000.00) per individual claim and Ten Million and 00/100 Dollars ($10,000,000.00) annual aggregate.

          (i) A commercial blanket bond covering all employees of the Lessee, including its officers and the individual owners of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least One Million and 00/100 Dollars ($1,000,000.00) subject to a deductible of no more than Ten Thousand and 00/100 Dollars ($10,000.00) per occurrence.

     The term "Full Replacement Cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost re-determined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser. Lessee shall pay the fee, if any, of the impartial appraiser.

     13.2 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property, in accordance with the requirements of applicable local, state and federal law.

     13.3 WAIVER OF SUBROGATION. All insurance policies to be obtained by Lessee as required hereunder, including, without limitation, insurance policies covering the Leased Property, the Fixtures, the Facility, and/or Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the Lessor. Lessee shall obtain insurance policies which will include such a waiver clause or endorsement regardless of whether same is obtainable without extra cost, and in the event of such an extra charge Lessee shall pay the same.

     13.4 FORM OF INSURANCE. All of the policies of insurance referred to in this Section shall be written in form satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and shall deliver such original policies, or in the case of a blanket policy, a copy of the original policy certified in writing by a duly authorized agent for the insurance company as a "true and certified" copy of the policy, to the Lessor effective with the Commencement Date and furnished annually thereafter (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Lessee either to obtain such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certified copies of such policies (if allowed hereunder) to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor sixty
(60) days' prior written notice (at Lessor's notice address as specified in this Lease {the "Lessor's Notice Address")) before the policy or policies in question shall be altered, allowed to expire or canceled. The parties hereto agree that all insurance policies, endorsements and certificates which provide that the insurer will "endeavor to" give notice before same may be altered, allowed to expire or canceled will not be acceptable to Lessor. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by the Lessee hereunder shall provide (i) that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lessor has received not less than sixty (60) days' prior written notice at the Lessor's Notice Address, with a simultaneous copy to MPT Operating Partnership, LP, Attention: Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and (ii) that in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days' prior written notice to the Lessor at the Lessor's Notice Address, with a simultaneous copy to MPT Operating Partnership, LP, Attention:
Its President, 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242.

     13.5 INCREASE IN LIMITS. In the event that Lessor shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgages.

     13.6 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided that

          (a) Any such blanket policy or policies are acceptable to and have been approved by the Lessor;

          (b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of the Lessor; and

          (c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article XIII (including the requirement of thirty (30) days' written notice before the expiration or cancellation of such policies as required by Section 13.4 hereof) and shall provide for deductibles in amounts acceptable to Lessor.

     13.7 NO SEPARATE INSURANCE. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

                                FIRE AND CASUALTY

     14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee or to Lessee's Personal Property shall belong to Lessee.

     14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

          (a) Except as provided in Section 14.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Use, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such destruction, to (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or (ii) so long as Lessee is not in monetary or payment default of any kind, and no event has occurred which with the giving of notice or the passage of time, or both, would constitute such a default, under this Lease, the Other Leases and the Tenant Leases, purchase the Leased Property from Lessor for a purchase price equal to the Option Price as defined in Section 35.1, or
     (iii) so long as the damage or destruction was not caused by the negligence of Lessee, its agents, servants, employees or contractors, terminate this Lease and, in this event, Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured loss arising in connection therewith. In the event Lessee purchases the Leased Property pursuant to this Section 14.2(a), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

          (b) If during the Term, the Leased Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, so long as Lessee is not in monetary or payment default of any kind, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default, under the terms of this Lease, the Other Leases and the Tenant Leases, Lessee shall have the option, by giving written notice to Lessor within sixty (60) days following the date of such damage or destruction, to purchase the Leased Property for a purchase price equal to the Option Price as defined in Section 35.1. In the event Lessee purchases the Leased Property pursuant to this Section 14.2(b), the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

          (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amount needed to restore the Facility prior to use of the insurance proceeds. Such amount shall be paid by Lessee to Lessor (or a Facility Mortgagee if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

          (d) In the event Lessor accepts Lessee's offer to purchase the Leased Property, this Lease shall terminate upon payment of the Option Price and Lessor shall remit to Lessee all insurance proceeds being held in trust by Lessor or the Facility Mortgagee if applicable.

     14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.7 below, if during the Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Lessee carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Facility is located, then, whether or not such damage or destruction renders the Facility Unsuitable for its Use, Lessee shall, at its sole cost and expense, restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease. If such damage or destruction is not material, Lessee shall restore the Leased Property at Lessee's expense.

     14.4 LESSEE'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property or Capital Additions financed by Lessee shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Lessee's Personal Property or the Capital Additions financed by Lessee.

     14.5 RESTORATION OF LESSEE'S PROPERTY. If Lessee is required or elects to restore the Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee, Lessee's Personal Property and all Capital Additions paid for by Lessee.

     14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

     14.7 DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Sections
14.2 or 14.3 to the contrary but subject to the option of Lessee to purchase the Leased Property as provided in Section 35.1 by giving Lessor written notice within sixty (60) days following the date of such damage or destruction, if damage to or destruction of the Facility occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within sixty (60) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one Extended Term within thirty (30) days following receipt of such termination notice.

     14.8 TERMINATION OF RIGHT TO PURCHASE AND SUBSTITUTION. Any termination of this Lease pursuant to this Article XIV shall cause any right to purchase under any other provisions of this Lease granted to Lessee under this Lease to be terminated and to be without further force and effect.

     14.9 WAIVER. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Facility.

                                   ARTICLE XV

                                  CONDEMNATION

     15.1 DEFINITIONS.

          (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

          (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

     15.3 TOTAL TAKING. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

     15.4 PARTIAL TAKING. If there is a Taking of a portion of the Leased Property by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for its Primary Intended Use. If, however, the Facility is thereby rendered Unsuitable for its Primary Intended Use, Lessee shall have the option (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) so long as Lessee is not in monetary or payment default of any kind, and no event has occurred which with the giving of notice or the passage of time or both would constitute such a default, under the terms of this Lease, the Other Leases and the Tenant Leases to acquire the Leased Property from Lessor for a purchase price equal to the Option Price as defined in Section 35.1, in which event this Lease shall terminate upon payment of the Option Price. Lessee shall exercise its option by giving Lessor notice thereof within sixty (60) days after Lessee receives notice of the Taking. In the event Lessee exercises the option to purchase the Leased Property pursuant to this Section 15.4, the terms set forth in Article XVIII shall apply and the sale/purchase must be closed within thirty (30) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee.

     15.5 RESTORATION. If there is a partial Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Lessee shall accomplish all necessary restoration.

     15.6 AWARD DISTRIBUTION. In the event Lessee exercises the purchase option as described in clause (b) of Section 15.4, the entire Award shall belong to Lessee provided no event of default is continuing and Lessor agrees to assign to Lessee all of its rights thereto. In any other event, the entire Award shall belong to and be paid to Lessor, except that, if this Lease is terminated, and subject to the rights of the Facility Mortgagee, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

          (a) A sum attributable to the Capital Additions for which Lessee would be entitled to reimbursement at the end of the Term pursuant to the provisions of Section 10.2(c) and the value, if any, of the leasehold interest of Lessee under this Lease; and

          (b) A sum attributable to Lessee's Personal Property and any reasonable removal and relocation costs included in the Award.

If Lessee is required or elects to restore the Facility, Lessor agrees that, subject to the rights of the Facility Mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration. Notwithstanding any provision of this Lease to the contrary, any Award retained by Lessor and not used for restoration shall be taken into account as an amount received by Lessor for purposes of calculating the Option Price as defined in Section 35.1.

     15.7 TEMPORARY TAKING. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of this Lease shall remain in full force and effect and the Base Rent shall not be abated or reduced during such period of Taking.

                                  ARTICLE XVI

                                     DEFAULT

     16.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default or defaults hereunder:

          (a) a default or event of default shall occur under any of the Other Leases that is not cured within the applicable cure period as provided therein, or

          (b) if Lessee shall fail to make a payment of the Rent or any other monetary payment due and payable by Lessee under this Lease when the same becomes due and payable, or

          (c) if Lessee shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of written notice thereof from Lessor (provided, however, in no event shall Lessor be required to give more than one (1) written notice per calendar year for a non-monetary default), unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after receipt by Lessee of Lessor's notice of default, or


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
          (d) if Lessee or any Guarantor shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (iii) make an assignment for the benefit of its creditors,

               (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

               (vi) if Lessee's license as defined in Article XXXIX or participation or certification in Medicare, Medicaid or other governmental payor programs is terminated, or

               (vii) if Lessee admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Lessee's property is made for the benefit of creditors; or a receiver or trustee is appointed for Lessee or its property; or the interest of Lessee under this Lease is levied on under execution or other legal process; or any petition is filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's capital structure if Lessee be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing); or

               (viii) the abandonment or vacation of the Leased Property by Lessee (Lessee's absence from the Leased Property for thirty (30) consecutive days shall constitute abandonment), or Lessee fails to continuously operate the Facility in accordance with the terms of this Lease.

          (e) if the Lessee or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee or such Guarantor, as the case may be, a receiver of Lessee or such Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee or such Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

          (f) if Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee or such Guarantor into, or a sale of substantially all of Lessee's or such Guarantor's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, Lessee or such other corporation


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
     (if not the Lessee) surviving the same, together with Guarantors, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of Lessee or Guarantors immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate delivered to Lessor within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred, or

          (g) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Lessee of written notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

          (h) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of ninety (90) days, or

          (i) if any of the representations or warranties made by Lessee or any of the Sellers named in the Purchase Agreement or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within ten (10) days after notice from Lessor, or

          (j) a default shall occur under the Guaranty, or

          (k) a default or event of default shall occur under the Lease Assignment, Purchase Agreement, Assignment of Rents and Leases, Security Agreement or any other agreement between Lessor or any Affiliate of Lessor, on the one hand, and Lessee, any Guarantor, or any of their respective Affiliates, on the other hand, which is not cured within the cure period as provided therein, or

          (l) if Lessee defaults under the Tenant Leases or fails or refuses to enforce the terms and conditions of the Tenant Leases, or

          (m) if a payment default occurs with respect to any of Lessee's or any Guarantor's debt or other leases or is declared to be in material default by any of its lenders and such default is not cured within the applicable cure periods provided therefor.

If an Event of Default shall have occurred, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without notice or demand, except as hereinafter provided:

     A. Without any notice or demand whatsoever, Lessor may take any one or more of the actions permissible at law to insure performance by Lessee of Lessee's covenants and obligations under this Lease. In this regard, it is agreed that if Lessee deserts or vacates the Leased Property, Lessor may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Lessee the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Lessor does, at its sole discretion, elect to relet the Leased Property, such action by Lessor shall not be deemed as an acceptance of Lessee's surrender of the Leased Property unless Lessor expressly notifies Lessee of such acceptance in writing pursuant to subsection B of this Section 16.1., Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee's agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that are actually collected by Lessor. It is further agreed in this regard that in the event of any default described in this Section 16.1, Lessor shall have the right to enter upon the Leased Property without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action.

     B. Lessor may terminate this Lease by written notice to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent (including any interest which may have accrued pursuant to Section 3.4 of this Lease), enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises or any part thereof without being liable of prosecution or any claim for damages therefor. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this subsection B, said loss and damage to be determined by:

               (i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

               (iv) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, all reasonable legal expenses and other related costs incurred by Lessor following an event of default, all costs incurred by Lessor in recovering the Leased Property and restoring the Leased Property to good order and condition, and/or in remodeling, renovating or otherwise preparing the Leased Property for reletting, and all costs (including, without limitation, any brokerage commissions and reasonable attorneys' fees) incurred by Lessor in reletting the Leased Premises.

     The "worth at the time of award" of the amounts referred to in paragraphs
(i) and (ii) above is computed by allowing interest at a rate equal to the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law. The worth at the time of award of the amount referred to in paragraph (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     C. In addition to other rights and remedies Lessor may have hereunder and at law and in equity, if an Event of Default occurs under this Lease, (i) Lessee is deemed to have assigned to Lessor, at Lessor's sole option, all service agreements (including, without limitation, all medical director agreements);
(ii) to the extent permitted by law, Lessee is deemed, at Lessor's sole discretion, to have transferred and assigned to Lessor all Licenses and agreements, including, without limitation, all Medicare and Medicaid provider numbers, and (iii) to the extent permitted by law, if required by Lessor, transfer to the Lessor all of the Licenses, including, without limitation, all Medicare and Medicaid provider numbers. In the event there are legal limitations on any of the foregoing remedies, Lessee further hereby covenants and agrees that it will take all actions necessary to orderly transfer the operations and occupancy of the Leased Property to the Lessor, including cooperating with respect to the transfer to Lessor of Licenses, provider numbers and other agreements.

     D. In addition to the above remedies, in the event of any default hereunder by Lessee, Lessor, at its option, may have one or more of the following remedies in addition to all other legal rights and remedies:

               (i) Lessor may serve upon Lessee notice that its Lease and the then unexpired term hereof shall terminate and become absolutely void on a date specified in such notice, which shall be the date of such notice or such later date as may be required by law, and the Lease, and well as the


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
          right, title, and interest of Lessee hereunder shall, except as to the rights and remedies of Lessor upon termination as provided herein, terminate and become void in the same manner and with the same force and effect as if the date filed in such notice were the date originally specified for the expiration of the Lease term; and Lessee shall then immediately quit and surrender to Lessor the Leased Property, including any and all buildings and improvements thereon, and Lessor may then or at any time thereafter, without judicial proceedings of any kind, enter into and repossess the Leased Property, and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof, or loss of or damage to any property upon the Leased Property. In the event of any such termination of this Lease, and in addition to any other rights and remedies Lessor may have, Lessor shall have all of the rights and remedies of a Lessor provided by
          Section 1951.2 of the California Civil Code.

               (ii) In addition, Lessor shall have all the rights and remedies described in Section 1951.4 of the California Civil Code (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublease or assign subject only to reasonable limitations).

               (iii) Lessor may immediately terminate Lessee's right of possession of the Leased Property, but not terminate the Lease, and without notice or demand enter upon the Leased Property or any part thereof and take absolute possession of the same, and at Lessor's sole option may relet the Leased Property or any part thereof for such terms and such rents as Lessor may reasonable elect. In the event Lessor shall elect to so relet, then rent received by Lessor from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor, second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of Rent due and unpaid hereunder, and Lessee shall satisfy and pay any deficiency upon demand therefor from time to time. Any entry into and possession of the Leased Property by Lessor shall be without liability or responsibility to Lessee and shall not be in lieu of or in substitution for any other legal rights of Lessor hereunder. Lessee further agrees that Lessor may file suit to recover any sums due under the terms of this Lease and that no recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Lessor. Reletting of the Leased Property shall not be construed as an election on the part of Lessor to terminate this Lease and, notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for default.

     16.2 EVENTS OF DEFAULT IN FINANCIAL COVENANTS.

          (a) The occurrence of any one or more of the following shall constitute a default and breach of this Section 16.2(a) and the Lessor shall have the rights and remedies provided for herein:

               (i) The Desert Valley Tenants shall, on a consolidated basis, generate a total lease coverage from EBITDAR (based on trailing twelve
          (12) months), after adding total debt of Lessee and all other Desert Valley Tenants, of at least one hundred seventy-five percent (175%);

               (ii) The Desert Valley Tenants' total debt shall not, on a consolidated basis, exceed fifty percent (50%) of the greater of (A) the total capitalization of the Desert Valley Tenants, or (B) market value of the Desert Valley Tenants based on twelve (12) months' trailing EBITDAR times four (4.0);

               (iii) The Desert Valley Tenants shall, on a consolidated basis, generate a total lease coverage from EBITDAR (based on trailing twelve
          (12) months) of at least two hundred fifty percent (250%); or


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
               (iv) The Desert Valley Tenants shall not, on a consolidated basis, experience three (3) consecutive quarters with declines in net revenue and generate a total lease coverage from EBITDAR (based on trailing twelve (12) months) of less than two hundred percent (200%).

     Upon the occurrence of any of the items set forth in Section 16.1 or in subparagraph (a) items (i) through (iv) of this Section 16.2(a), Lessor may, at its option, upon five (5) days' written notice to Lessee (any such notice requiring such termination being herein referred to as the "Removal Notice"), require Lessee to terminate the engagement of any Management Company managing the Facility and replace such Management Company with a manager chosen by Lessor (or, if there is no Management Company managing the facility at that time, Lessor may require the Lessee to engage a Management Company acceptable to Lessor and enter into a contract with such Management Company upon terms and conditions acceptable to Lessor), provided, however, that in the event Lessor elects to exercise the foregoing remedy, such exercise shall be subject to the right of Lessee to purchase the Real Estate on the terms described in Article XXXV herein, provided Lessee gives Lessor written notice of its intention to exercise such purchase right within five (5) days following receipt of the Removal Notice. In the event Lessee exercises its right to purchase as allowed in this Section 16.2(a), such purchase shall be closed within the time period and subject to the provisions set forth in Article XXXV.

          (b) The failure or breach of any of the following covenants shall constitute a default and breach of this Section 16.2(b) and Lessor shall have the rights and remedies provided for herein:

               (i) Lessee's total debt shall not exceed eighty percent (80%) of the greater of (A) the total capitalization of the Desert Valley Tenants, or (B) the Market Value of the Desert Valley Tenants;

               (ii) The Desert Valley Tenants shall not, on a consolidated basis, experience six (6) consecutive quarters of falling net revenue and generate a total lease coverage from EBITDAR (based on trailing twelve (12) months) of less than two hundred percent (200%); or

               (iii) Lessee shall not be in payment default on any of its corporate debt or other leases or be declared to be in material default by any of its corporate lenders, unless such default is cured within the cure periods provided for therein.

     Upon the occurrence of any of the items set forth in Section 16.1 or in subparagraph (b) items (i) through (iii) of this Section 16.2(b), Lessor may, at its option, upon delivery of the Removal Notice, require Lessee to terminate the engagement of the Management Company managing the Facility and replace such Management Company with manager chosen by Lessor (or, if there is no Management Company managing the facility at that time, Lessor may require the Lessee to engage a Management Company acceptable to Lessor and enter into a contract with such Management Company upon terms and conditions acceptable to Lessor), and Lessor may, at its option, proceed with all other remedies Lessor deems necessary, including, without limitation, terminating this Lease and pursuing all other customary remedies available at law and in equity; provided, however, that in the event Lessor elects to require a change in the management of the Facility, such exercise to change management shall be subject to the right of Lessee to purchase the Real Estate on the terms described in Article XXXV herein, provided Lessee gives Lessor written notice of its intention to exercise such purchase right within five (5) days following receipt of the Removal Notice. In the event Lessee exercises its right to purchase as allowed in this
Section 16.2(a), such purchase shall be closed within the time period and subject to the provisions set forth in Article XXXV.

          (c) Notwithstanding any provision hereof, any breach of items (i) through (iv) of subparagraph (a) of this Section 16.2, or items (i) and
     (ii) of subparagraph (b) of this Section 16.2 shall not be deemed to be a default or breach permitting Lessor to exercise the remedies set forth in such subparagraphs if, within fifteen (15) days following the date of such breach, Lessee obtains and delivers to Lessor an unconditional and irrevocable letter of credit from a bank acceptable to Lessor (the "Letter of Credit") naming Lessor beneficiary thereunder, in a dollar amount which would result in the various

     EBITDAR coverage ratios set forth in such clauses being satisfied and upon terms, conditions and provisions acceptable to Lessor (including, without limitation, provisions allowing Lessor to assign all of its rights under such Letter of Credit to Lessor's lender).

     16.3 ADDITIONAL EXPENSES. It is further agreed that, in addition to payments required pursuant to subsections A and B of Section 16.1 above, Lessee shall compensate Lessor for (i) all administrative expenses, (ii) all expenses incurred by Lessor in repossessing the Leased Property (including among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Property), (iii) all expenses incurred by Lessor in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), (iv) all concessions granted to a new tenant or tenants upon reletting (including among other concessions, renewal options), (v) Lessor's reasonable attorneys' fees and expenses, (vi) all losses incurred by Lessor as a direct or indirect result of Lessee's default (including among other losses any adverse action by mortgagees), and (vii) a reasonable allowance for Lessor's administrative efforts, salaries and overhead attributable directly or indirectly to Lessee's default and Lessor's pursuing the rights and remedies provided herein and under applicable law.

     16.4 INTENTIONALLY OMITTED.

     16.5 WAIVER. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.6 APPLICATION OF FUNDS. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

     16.7 NOTICES BY LESSOR. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in good or better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

     16.8 LESSOR'S CONTRACTUAL SECURITY INTEREST. Subject to the Prior Lien of Lessee's Primary Lender (as such terms are defined herein), to secure the payment of all rent due and to become due hereunder and the faithful performance of this Lease by Lessee and to secure all other indebtedness, obligations and liabilities of Lessee to Lessor now existing or hereafter incurred, and all Obligations (as defined in the Security Agreement), Lessee hereby gives to Lessor an express first and prior contract lien and security interest in all property which may be placed on the Leased Property (including trailers and all equipment affixed therein, fixtures, equipment (including medical equipment whether or not affixed to the Leased Property), chattels and merchandise) and also upon all proceeds of any insurance which may accrue to Lessee by reason of destruction of or damage to any such property and also upon all of Lessee's interest as lessee and rights and options to purchase fixtures, equipment, the MRI Equipment and chattels placed on the Leased Property (in case of fixtures, equipment and chattels leased to Lessee which are placed on the Leased Property). All exemption laws are hereby waived in favor of such lien and security interest and in favor of Lessor's statutory landlord lien. This lien and security interest are given in addition to any statutory landlord lien and shall be cumulative thereto. Except as limited in favor of the Primary Lender as set forth in this Section 16.7, Lessor shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all inventory, merchandise, goods, wares, equipment (including medical equipment whether or not affixed to the Leased Property), MRI equipment, trailers, fixtures, furniture, improvements and other tangible personal property of Lessee presently, or which may hereafter be, situated in or about the Leased Property, and all proceeds therefrom and accessions thereto and, except as a result of sales made in the ordinary course of Lessee's business, such property shall not be removed without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor or to become due to Lessor hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of an Event of Default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Leased Property and take possession of any and all inventory, merchandise, goods, wares, equipment, the MRI Equipment, trailers, fixtures, furniture, improvements and other personal property of Lessee situated in or about the Leased Property, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale of the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met, if such notice is given in the manner prescribed in this Lease at least seven (7) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee or as otherwise required by law; the Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute (if required by law; provided, however, Lessor shall have the right to file a UCC-1 financing statement (and all amendments, modifications and extensions thereto) at any time as provided in the Security Agreement) and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the Leased Property is located, as well as any other state the laws of which Lessor may at any time consider to be applicable.

     As used herein, the term "Primary Lien of Lessee's Primary Lender" means any first priority lien granted by Lessee in any of Lessee's machinery, equipment (including medical equipment whether or not affixed to the Leased Property), furniture, furnishings, tools, movable walls or partitions, computers, signage, trade fixtures, supplies, inventory, or any other tangible personal property placed on the Leased Property and used or useful in Lessee's business conducted at or on the Leased Property (the "Collateral"), which may be given in connection with Lessee's lender (the "Primary Lender") providing financing for Lessee to purchase such items of Collateral or in connection with the refinancing of any such items of Collateral. In the event Lessee obtains financing from a Primary Lender or refinances such items of Collateral, Lessee shall use commercially reasonable efforts to obtain from its Primary Lender a consent to a secondary lien on such Collateral in favor of Lessor, in form and content reasonably acceptable to the Primary Lender and the Lessor. Lessee covenants and agrees not to place or allow any other liens to be placed on the Collateral. Lessee covenants and agrees that all indebtedness (except for the indebtedness owed to the Primary Lender) owed by Lessee under all agreements executed in connection with the Lessee's financing of Lessee's Personal Property to be used in connection with the operation of the Facility shall be subordinate to all monetary obligations under this Lease and Lessee shall not to place or allow any other liens to be placed on the Lessee's Personal Property. At the request of Lessor from time to time, Lessee shall execute and shall obtain from all parties to such financing arrangements executed written confirmation of such subordination (in form and content as is acceptable to Lessor), which shall be delivered to Lessor within ten (10) days from Lessor's request.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

     If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XVIII

                         PURCHASE OF THE LEASED PROPERTY

     In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, including, without limitation Article XXXV, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than
(a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (c) any other Encumbrances permitted to be imposed on the Leased Property under the provisions of Article XXXVII which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee, and
(d) any matters affecting the Leased Property on or as of the Commencement Date. The difference between the applicable purchase price and the total of the encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase the Leased Property until Lessee's inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, attorneys' fees incurred by Lessor in connection with such conveyance, transfer taxes, recording fees and similar charges shall be paid for by Lessee.

                                   ARTICLE XIX

                                  HOLDING OVER

     If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

                              INTENTIONALLY OMITTED

                                   ARTICLE XXI

                              INTENTIONALLY OMITTED

                                  ARTICLE XXII

                                  RISK OF LOSS

     During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                  ARTICLE XXIII

                                 INDEMNIFICATION

     NOTWITHSTANDING THE EXISTENCE OF ANY INSURANCE OR SELF INSURANCE PROVIDED FOR IN ARTICLE XIII, AND WITHOUT REGARD TO THE POLICY LIMITS OF ANY SUCH INSURANCE OR SELF INSURANCE, LESSEE WILL PROTECT, INDEMNIFY, SAVE HARMLESS AND DEFEND LESSOR FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, PENALTIES, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), TO THE EXTENT PERMITTED BY LAW, IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST LESSOR BY REASON OF: (A) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF PERCENTAGE TO PROPERTY OCCURRING ON OR ABOUT THE LEASED PROPERTY OR ADJOINING SIDEWALKS, INCLUDING WITHOUT LIMITATION ANY CLAIMS OF MALPRACTICE, (B) ANY USE, MISUSE, NO USE, CONDITION, MAINTENANCE OR REPAIR BY LESSEE OF THE LEASED PROPERTY, (C) ANY IMPOSITIONS (WHICH ARE THE OBLIGATIONS OF LESSEE TO PAY PURSUANT TO THE APPLICABLE PROVISIONS OF THIS LEASE), (D) ANY FAILURE ON THE PART OF LESSEE TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS LEASE, AND (E) THE NON-PERFORMANCE OF ANY OF THE TERMS AND PROVISIONS OF ANY AND ALL EXISTING AND FUTURE SUBLEASES OF THE LEASED PROPERTY TO BE PERFORMED BY THE LANDLORD (LESSEE) THEREUNDER. ANY AMOUNTS WHICH BECOME PAYABLE BY LESSEE UNDER THIS SECTION SHALL BE PAID WITHIN FIFTEEN (15) DAYS AFTER LIABILITY THEREFOR ON THE PART OF LESSOR IS DETERMINED BY LITIGATION OR OTHERWISE AND, IF NOT TIMELY PAID, SHALL BEAR A LATE CHARGE (TO THE EXTENT PERMITTED BY LAW) AT THE OVERDUE RATE FROM THE DATE OF SUCH DETERMINATION TO THE DATE OF PAYMENT. LESSEE, AT ITS EXPENSE, SHALL CONTEST, RESIST AND DEFEND ANY SUCH CLAIM, ACTION OR PROCEEDING ASSERTED OR INSTITUTED AGAINST LESSOR OR MAY COMPROMISE OR OTHERWISE DISPOSE OF THE SAME AS LESSEE SEES FIT. NOTHING HEREIN SHALL BE CONSTRUED AS INDEMNIFYING LESSOR AGAINST ITS OWN NEGLIGENT ACTS OR OMISSIONS OR WILLFUL MISCONDUCT. LESSEE'S LIABILITY FOR A BREACH OF THE PROVISIONS OF THIS ARTICLE SHALL SURVIVE ANY TERMINATION OF THIS LEASE.

                                  ARTICLE XXIV

                ASSIGNMENT, SUBLETTING AND SUBLEASE SUBORDINATION

     24.1 ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or sublease any portion of the Leased Property without Lessor's prior written consent. Lessor shall not unreasonably withhold its consent to any subletting or assignment, provided that (a) in the case of a subletting, the sublease and the sublessee shall comply with the provisions of this Article XXIV, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the obligations, covenants and conditions to be performed by Lessee hereunder and under all of the other documents executed in connection herewith. Notwithstanding anything contained herein to the contrary, Lessor and Lessee acknowledge that there currently exists certain leases or subleases on the Leased Property as described on EXHIBIT C attached hereto (collectively the "Existing Subleases"). Any modifications, amendments and restatements of the Existing Subleases must be approved by Lessor in accordance with this Article XXIV. Notwithstanding anything contained herein to the contrary, any proposed assignee of Lessee and any proposed sublessee or subtenant must each have an equal or stronger credit rating than the Lessee on the Commencement Date. Lessor's failure or refusal to approve an assignment to an assignee or a subletting to a sublessee or subtenant without the required credit rating shall be reasonable.

     24.2 SUBLEASE LIMITATIONS. In addition to the sublease limitations as set forth in Section 24.1 above, anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee or subtenant thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee or subtenant, or (b) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Provided also, Lessee shall not sublet any portion of the Leased Property for a term extending beyond the Fixed Term hereof without the express consent of Lessor. In addition, all subleases shall comply with the Healthcare Laws. Lessor and Lessee acknowledge and agree that all subleases entered into relating to the Leased Property, whether or not approved by Lessor, shall not, without the prior written consent of Lessor, be deemed to be a direct lease between Lessor and any sublessee or subtenant. Lessee agrees that all subleases submitted for Lessor approval as provided herein must include provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease, to the rights of Lessor hereunder, and to all financing documents relating to any Lessor financing in connection with the Facility, (b) in the event this Lease shall terminate or be terminated before the expiration of the sublease, the sublessee or subtenant will, at Lessor's option, attorn to Lessor and waive any right the sublessee or subtenant may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, (c) at Lessor's option, the sublease may be terminated or left in place by Lessor in the event of a termination of this Lease, (d) the obligations and performance of the sublessee or subtenant must be guaranteed by guarantors acceptable to Lessor, (e) sublessee or subtenant shall from time to time upon request of Lessee or Lessor furnish within ten (10) days from request an estoppel certificate in form and content acceptable to Lessor or its lender relating to the sublease, (f) in the event the sublessee or subtenant receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee or subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct (all rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease), (g) and that such sublease shall at all times be subject to the obligations and requirements as set forth in this Article XXIV, and (h) sublessee or subtenant shall provide to Lessor upon written request such officer's certificates and financial statements as Lessor may request from time to time.

     24.3 SUBLEASE SUBORDINATION AND NON-DISTURBANCE. Within ten (10) days after request by Lessor, Lessee shall cause the subtenants or sublessees to execute and deliver to Lessor a subordination agreement relating to the sublease, which subordination agreement shall be in such form and content as is acceptable to Lessor. At the request from time to time by one or more Facility Mortgagee, within ten (10) days from the date of request, Lessee shall cause the subtenants or sublessees of the Leased Property to execute and deliver within such ten (10) day period, to such Facility Mortgagee a written agreement in a form reasonably acceptable to such Facility Mortgagee whereby such subtenants and sublessees subordinate the sublease and all of their rights and estate thereunder to each such mortgage or deed of trust that encumbers the Leased Property or any part thereof and agree with each such Facility Mortgagee that such subtenants and sublessees will attorn to and recognize such Facility Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of the sublease.

                                   ARTICLE XXV

  OFFICER'S CERTIFICATES; FINANCIAL STATEMENTS; NOTICES AND OTHER CERTIFICATES

          (a) At any time and from time to time within twenty (20) days following written request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer's Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

          (b) Lessee will furnish, or cause to be furnished, the following statements to Lessor, which must be in such form and detail as Lessor may from time to time, but not unreasonably, request:

               (i) within ninety (90) days after the end of each fiscal year of Lessee, a copy of the Statements of Cash Flow for the Lessee for the preceding fiscal year and an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or, if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and

               (ii) within ninety (90) days after the end of each year, audited financial statements of Lessee, the Desert Valley Tenants and the operations performed in the Facility, prepared by a nationally recognized accounting firm or an independent certified public accounting firm reasonably acceptable to Lessor, which statements shall include a balance sheet and statement of income and expenses and changes in cash flow all in accordance with generally accepted accounting principles for the year then ended (it being agreed that Lessor shall bear the cost of any premium over normal charges that such accounting firm may charge in order to prepare such statements on an expedited basis (so long as Lessee has ordered such statements in a timely manner)), and

               (iii) within forty-five (45) days after the end of each quarter, current financial statements of Lessee, the Desert Valley Tenants and the operations of the Facility, certified to be true and correct by an officer of Lessee, and

               (iv) within thirty (30) days after the end of each month current operating statements of the Facility, including, but not limited to operating statistics, certified to be true and correct by an officer of the Lessee, and

               (v) within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that any license or certification, including, without limitation, the Medicare and/or Medicaid certification and/or managed care contract of the Facility is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility's license or certification, and

               (vi) with reasonable promptness, such other information respecting the financial condition and affairs of Lessee and the Desert Valley Tenants as Lessor may reasonably request from time to time.

          (c) Upon Lessor's request, Lessee will furnish to Lessor a certificate in form acceptable to Lessor certifying that no event of default as defined herein or in any of the Other Leases, then exists and no event has occurred (that has not been cured) and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute a default.

          (d) Within two (2) business days of receipt, Lessee shall furnish to Lessor copies of all notices and demands from any third party payor, including, without limitation, Medicare and/or Medicaid, concerning overpayment which will or may result in a repayment or a refund in excess of One Million Dollars ($1,000,000). Lessee hereby agrees that in the event of receipt of such notices or demands Lessor shall have the right, at Lessor's option, to participate in the appeal of such notices and demands.

          (e) Lessee shall furnish to Lessor on a monthly basis ongoing status reports (in form and content acceptable to Lessor) of any governmental investigations of the Lessee, the Guarantors, or any of their respective Affiliates, or the Facility, conducted by the United States Attorney, State Attorney General, the Office of the Inspector General of the Department of Health and Human Services, or any other Governmental Entity.

          (f) Lessee shall furnish to Lessor immediately upon receipt thereof copies of all notices of adverse events or deficiencies as defined by regulations or standards of the American Osteopathic Association or the equivalent of the accrediting body relied upon by the Lessee in the operation of the Facility or any part thereof.

          (g) Lessee shall furnish to Lessor immediately upon receipt thereof copies of all notices that the Lessee and/or the Desert Valley Tenants are not in compliance with the Standards for Privacy of Individually Identifiable Health Information and the Transaction and Code Set Standards which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

          (h) Lessor reserves the right to (A) require such other financial information from Lessee, and (B) require the Lessee to provide such other financial information from the Desert Valley Tenants, at such other times as it shall deem reasonably necessary. All financial statements and information must be in such form and detail as Lessor shall from time to time, but not unreasonably, request.

          Subject to the rights of Lessor as provided in Section 42.7 of this Lease, Lessor and Lessee agree that all financial information disclosed pursuant to this Article XXV shall be kept in strictest confidence and shall not be disclosed to any person or entity.

                                  ARTICLE XXVI

                                   INSPECTION

     Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations.

                                  ARTICLE XXVII

                                    NO WAIVER

     No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

                               REMEDIES CUMULATIVE

     To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

                                    SURRENDER

     No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE XXX

                               NO MERGER OF TITLE

     There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXI

                               TRANSFERS BY LESSOR

     If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                  ARTICLE XXXII

                                 QUIET ENJOYMENT

     So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder and under the Other Leases, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

     Notwithstanding anything contained herein to the contrary, Lessor and Lessee acknowledge that the Existing Leases are more particularly listed on EXHIBIT C attached hereto and made a part thereof by reference and incorporation, copies of which Existing Leases the Lessee has received and reviewed. Lessee agrees that it will not disturb the rights of the tenants under the Tenant Leases and will enforce all of the obligations of the tenants under such Tenant Leases and will pay and perform all of the obligations to be performed under the Tenant Leases as if Lessee is the lessor or landlord thereunder. In addition, Lessor and Lessee acknowledge that the Lessee has taken an assignment of certain contracts relating to the operation of the facility located on the Leased Property (the "Contracts"), which Contracts require that certain space in the Leased Property be provided as more particularly described in the Contracts. Lessee agrees to abide by the terms and perform the obligations under the Contracts. Lessee hereby agrees to indemnify and hold Lessor harmless from any liabilities and damages incurred by the Lessor as a result of the Lessee's default under the Tenant Leases and the Contracts.

                                 ARTICLE XXXIII

                                     NOTICES

     All notices, demands, consents, approvals, requests and other communications under this Lease shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized over-night delivery service or (d) sent by facsimile transmission and addressed as follows:

     (a)   if to Lessee:   Desert Valley Hospital, Inc.
                           16850 Bear Valley Road
                           Victorville, California 93292
                           Attention: Mr. Lex Reddy
                           Fax: (760) 242-8220

           with a copy to: Desert Valley Hospital, Inc.
                           16850 Bear Valley Road
                           Victorville, California 93292
                           Attention: Richard Hayes, Esq.
                           Fax: (951) 346-3873

     (b)   if to Lessor:   MPT of Victorville, LLC
                           1000 Urban Center Drive
                           Suite 501
                           Birmingham, Alabama 35242
                           Attn: Michael G. Stewart, Esq.
                           Fax: (205) 969-3756

           with a copy to: Thomas O. Kolb, Esq.
                           Baker, Donelson, Bearman, Caldwell & Berkowitz 1600 SouthTrust Tower
                           Birmingham, Alabama 35203
                           Fax: (205) 322-8007

or to such other address as either party may hereafter designate, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

                                  ARTICLE XXXIV

                                    APPRAISAL

     In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Lessor and Lessee agree that any appraisal of the Leased Property shall be without regard to the termination of this Lease or any purchase options contained herein and shall assume the Lease is in place for a term of fifteen (15) years, and based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to Lessee's operations. Within ten (10) days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within forty-five (45) days after the date of the notice appointing the first (1st) appraiser, proceed to appraise the Leased Property to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one (1) appraiser shall have been so appointed, or if two (2) appraisers shall have been so appointed but only one
(1) such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have twenty (20) days to appoint a third (3rd) appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitrator Association or by such court shall be instructed to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two (2) appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two (2) determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

                                 PURCHASE RIGHTS

     35.1 LESSEE'S OPTION TO PURCHASE. So long as Lessee is not in monetary or payment default of any kind, or no event has occurred which with the giving of notice or the passage of time or both would constitute such a default (except as otherwise expressly provided in Section 16.2) under the terms of this Lease, the Other Leases and the Tenant Leases, at any time from and after the second anniversary of the Commencement Date, the Lessee shall have the option, to be exercised by ninety (90) days' prior written notice to the Lessor, to purchase the Leased Property at a purchase price sufficient to cause Lessor to receive, on an unleveraged basis, a sum equal to (i) the Purchase Price of the Leased Property, and (ii) an amount sufficient to yield to Lessor an internal rate of return thereon that is equal to ten percent (10%) per year (such percentage to be increased on each anniversary of the Commencement Date by two percent (2%) of such percentage), taking into account all payments of Base Rent received by Lessor to the closing date of such purchase (the "Option Price"). Unless expressly otherwise provided in this Section 35.1, in the event the Lessee exercises such option to purchase the Leased Property, (i) the terms set forth in Article XVIII shall apply, (ii) Lessee shall continue paying Rent as required under this Lease until the purchase is closed, and (iii) the sale/purchase must be closed within ninety (90) days after the date of the written notice from Lessee to Lessor of Lessee's intent to purchase, unless a different closing date is agreed upon in writing by Lessor and Lessee. Notwithstanding any other provision of this Lease to the contrary, if Lessor terminates this Lease as a result of a non-monetary or non-payment default prior to said second anniversary of the Commencement Date, the Lessee shall also have the right to exercise the foregoing option on the terms described in this Section 35.1 provided Lessee exercises such option within five (5) business days following the date of such termination.

     35.2 LESSOR'S OPTION TO PURCHASE LESSEE'S PERSONAL PROPERTY. Effective on not less than ninety (90) days' prior written notice given at any time within one hundred eighty (180) days prior to the expiration of the Term of this Lease, but not later than ninety (90) days prior to such expiration, or such shorter notice as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of Lessee's Personal Property, if any, at the expiration or termination of this Lease, for an amount equal to the net sound insurable value thereof (current replacement cost less accumulated depreciation on the books of Lessee pertaining thereto), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which Lessee's Personal Property is subject.

                                  ARTICLE XXXVI

                              INTENTIONALLY OMITTED

                                 ARTICLE XXXVII

                        FINANCING OF THE LEASED PROPERTY

     37.1 FINANCING BY LESSOR. Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon the Leased Property, Lessor will use reasonable efforts to obtain an agreement from the holder of each such Encumbrance whereby such holder agrees
(a) to give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Lessee, after twenty (20) days prior written notice, to cure any such default on Lessor's behalf within any applicable cure period, in which event Lessor agrees to reimburse Lessee for any and all reasonable out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) that, if subordination by Lessee is requested by the holder of each such Encumbrance, to enter into an agreement with Lessee containing the provisions described in Article XXXVIII of this Lease, and (e) Lessor further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Lessee's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article XXXVIII hereof.

                                 ARTICLE XXXVIII

                        SUBORDINATION AND NON-DISTURBANCE

     At the request from time to time by one or more Facility Mortgagees, within ten (10) days from the date of request, Lessee shall execute and deliver within such ten (10) day period, to such Facility Mortgagee a written agreement in a form reasonably acceptable to such Facility Mortgagee whereby Lessee subordinates this Lease and all of its rights and estate hereunder (except for Lessee's purchase options as expressly provided in this Lease) to each Facility Mortgage that encumbers the Leased Property or any part thereof and agrees with each such Facility Mortgagee that Lessee will attorn to and recognize such Facility Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Facility Mortgage, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such Facility Mortgagee simultaneously executes and delivers a written agreement consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Lessee shall not be disturbed in peaceful enjoyment of the Leased Property nor shall this Lease be terminated or canceled at any time, except in the event Lessee is in default under this Lease.

                                  ARTICLE XXXIX

                                    LICENSES

     Lessee shall maintain at all times during the Term hereof and any holdover period all federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility (collectively, the "Licenses'), and shall qualify and comply with all applicable laws as they may from time to time exist, including those applicable to certification and participation as a provider under Medicare and Medicaid legislation and regulations.

     Lessee shall not, without the prior written consent of Lessor, which may be granted or withheld in its sole discretion, effect or attempt to effect any change in the license category or status of the Facility or any part thereof. Under no circumstances shall Lessee have the right to transfer any of the Licenses to any location other than the Facility or to any other person or entity (except to Lessor as contemplated herein), whether before, during or after the Term hereof. Following the termination of this Lease, Lessee shall retain no rights whatsoever to the Licenses, and Lessee will not move or attempt to move the Licenses to any other location. To the extent that Lessee has or will extend any right, title, or claim of right whatsoever in and to the Licenses or the right to operate the Facility, all such right, title, or claim of right shall automatically revert to the Lessor or to Lessor's designee upon termination of this Lease, to the extent permitted by law. Upon any termination of this Lease or any breach or default by Lessee hereunder (which breach or default is not cured within any applicable grace period and which results in Lessor terminating this Lease), to the extent permitted by law, Lessor shall have the sole, complete, unilateral, absolute and unfettered right to cause all Licenses to be reissued in Lessor's name or in the name of Lessor's designee upon application therefor to the issuing authority, and to further have the right to have any and all provider and/or third party payor agreements as a provider in the Medicare and/or Medicaid and other federal healthcare programs issued in Lessor's name or in the name of Lessor's designee.

     Upon the termination of this Lease and for reasonable periods of time immediately before and after such termination, Lessee shall use its best efforts, without additional consideration to Lessee, to facilitate an orderly transfer of the operation and occupancy of the Facility to Lessor or any new lessee or operator selected by Lessor, it being understood and agreed that such cooperation shall include, without limitation, (a) Lessee's transfer and assignment, if and to the extent permitted by law, to Lessor, Lessor's nominee or Lessor's new lessee or operator of any and all Licenses, (b) Lessee's use of best efforts to maintain, to the maximum extent allowed by applicable law, the effectiveness of any and all such Licenses until such time as any new Licenses necessary for any new Lessee or operator to operate the Facility have been issued, and (c) the taking of such other actions as are required by applicable law or as are reasonably requested by Lessor. Upon any termination of this Lease or any breach or default by Lessee hereunder (which breach or default is not cured within any applicable grace period and which results in Lessor terminating this Lease), to the extent permitted by law, Lessor shall have the sole, complete, unilateral, absolute and unfettered right to cause any and all Licenses to be reissued in Lessor's name or in the name of Lessor's designee upon application therefor to the appropriate authority, if required, and to further have the right, to the extent permitted by law, to have any and all Medicare and Medicaid and any other provider and/or third party payor agreements issued in Lessor's name or in the name of Lessor's designee. The provisions of this Section are in addition to the other provisions of this Lease.

     It is an integral condition of this Lease that Lessee covenants and agrees not to sell, move, modify, cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any other manner encumber any License or any governmental or regulatory approval, consent or authorization of any kind to operate the Facility. To the extent permitted by law, Lessee hereby grants to Lessor a landlord's lien on the Licenses.

     Lessee shall immediately (within two (2) business days) notify Lessor in writing of any notice, action or other proceeding or inquiry of any governmental agency, bureau or other authority whether federal, state, or local, of any kind, nature or description, which could adversely affect any material License or Medicare and/or Medicaid-certification status, or accreditation status of the Facility, or the ability of Lessee to maintain its status as the licensed and accredited operator of the Facility or which alleges noncompliance with any law. Lessee shall immediately (within two (2) business days) upon Lessee's receipt, furnish Lessor with a copy of any and all such notices and Lessor shall have the right, but not the obligation, to attend and/or participate, in Lessor's sole and absolute discretion, in any such actions or proceedings. Lessee shall act diligently to correct any deficiency or deal effectively with any "adverse action" or other proceedings, inquiry or other governmental action, so as to maintain the licensure and Medicare and/or Medicaid-certification status stated herein in good standing at all times. Lessee shall not agree to any settlement or other action with respect to such proceedings or inquiry which affects the use of the Leased Property or any portion thereof as provided herein without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee agrees to sign, acknowledge, provide and deliver to Lessor (and if Lessee fails to do so upon request of Lessor, Lessee hereby irrevocably appoints Lessor, as agent of Lessee for such express purposes) any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all hospital licenses required for the Primary Intended Use, Department of Human Services of the State of California ("DHS") provider agreements, and/or state or federal Title XVIII and/or Title XIX provider agreements to be obtained (either in total or individually) in the name of Lessor or the name of Lessor's designee in the event that Lessor reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of Lessee) there is any breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to Lessee (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted that such license or provider agreement will terminate or has lapsed or that Lessee's license or certification or accreditation status is in jeopardy. This power is coupled with the ownership interest of Lessor in and to the Facility and all incidental rights attendant to any and all of the foregoing rights.

                                   ARTICLE XL

                         COMPLIANCE WITH HEALTHCARE LAWS

     Lessee hereby covenants, warrants and represents to Lessor that as of the Commencement Date and throughout the Term: (i) Lessee shall be, and shall continue to be validly licensed, Medicare and/or Medicaid certified, and, if required, accredited to operate the Facility in accordance with the applicable rules and regulations of the State of California, federal governmental authorities and accrediting bodies, including, but not limited to, the United States Department of Health and Human Services, DHSS, DHS and CMS; and/or (ii) Lessee shall be, and shall continue to be, certified by and the holder of valid provider agreements with Medicare/Medicaid issued by DHHS, DHS and/or CMS and shall remain so certified and shall remain such a holder in connection with its operation of the Primary Intended Use on the Leased Property as a licensed and Medicare and/or Medicaid certified acute care hospital facility; (iii) Lessee shall be, and shall continue to be in substantial compliance with and shall remain in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility, including, without limitation, substantial compliance under HIPAA; (iv) Lessee shall operate the Facility in a manner consistent with high quality acute care services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law; and (v) Lessee shall not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required for the lawful and proper operation of the Facility or in any way commit any act which will or may cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

                                   ARTICLE XLI

           LESSOR'S RIGHT TO SELL AND LESSEE'S RIGHT OF FIRST REFUSAL

     41.1 LESSOR'S RIGHT TO SELL. Lessee understands that Lessor may sell its interest in the Leased Property in whole or in part at any time, subject to this Lease and the rights of Lessee as expressly provided in this Lease. The Lessee agrees that any purchaser may exercise any and all rights of Lessor as fully as if such had made the purchase of the Leased Property directly from the Lessee as set out in the Purchase Agreement. Lessor may divulge to any such purchaser all information, reports, financial statements, certificates and documents obtained by it from Lessee.

     41.2 LESSEE'S RIGHT OF FIRST REFUSAL. If, during the Term, Lessor shall receive from Health Care Property Investors, Inc., a Maryland corporation (or any affiliate thereof) (the "Transferee") a written, bona fide offer to purchase the Leased Property, and Lessor is willing to accept such offer, so long as Lessee is not in monetary or payment default of any kind, or no event has occurred which with the giving of notice or the passage of time or both would constitute such a default under the terms of this Lease, the Other Leases and the Tenant Leases, Lessor must first present such offer to Lessee and allow Lessee the right to purchase the Leased Property upon the same price, terms and conditions as set forth in such offer except as otherwise expressly set forth herein; provided, however, in the event Transferee makes a bona fide offer to purchase any time after the second anniversary of the Commencement Date, in lieu of such right of first refusal, Lessee may exercise its option to purchase as provided in Section 35.1. Lessor shall make such offer by delivery of written notice to Lessee (the "Notice") which shall contain the amount to be paid for the Leased Property (including the amount and type of any consideration other than cash), the terms of payment, the date on which the Leased Property is proposed to be sold and all other terms and conditions of such transfer. For a period of ten (10) days following the date of the Notice (the "Option Period"), Lessee shall have the right, option and privilege (but not the obligation) to purchase the Leased Property. If Lessee determines to purchase the Leased Property, it shall deliver written notice of that fact to Lessor within the Option Period and such delivery shall create an agreement between Lessor and Lessee pursuant to which Lessor shall sell and Lessee shall purchase the Leased Property from Lessor (i) at the price and upon the terms and conditions stated in the Notice, and (ii) in accordance with the terms, conditions and provisions set forth in Article XVIII, and the sale/purchase must be closed on the earlier of (A) the closing date as stated in the Notice, or (B) ninety (90) days (the "Closing Period") from the date of the written notice from Lessee to Lessor of Lessee's intent to purchase. If Lessee does not exercise its option to purchase the Leased Property within the Option Period, or if Lessee does not close the purchase within the Closing Period, then Lessee's option and the right of first refusal shall be deemed not to have been exercised and Lessor may thereafter sell the Property to the Transferee or any other party on any terms as Lessor deems acceptable in its sole discretion, subject to this Lease and the rights of Lessee as expressly provided in this Lease.

                                  ARTICLE XLII

                                  MISCELLANEOUS

     42.1 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of expiration or termination of this Lease shall survive such expiration or termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of California but not including its conflict of laws rules; provided, however, the parties hereto agree that the venue for all actions in connection with this Lease and all matters relating to the Leased Property shall be Jefferson County, Alabama.

     42.2 LESSOR'S EXPENSES. In addition to other provisions herein, Lessee agrees and shall pay and/or reimburse Lessor's reasonable costs and expenses, including legal fees, incurred or resulting from and relating to (a) requests by Lessee for approval or consent under this Lease Agreement; (b) requests by Lessor for approval or consent under this Lease and all other documents executed between Lessor and Lessee in connection herewith, (c) any circumstances or developments which give rise to Lessor's right of consent or approval, (d) circumstances resulting from any action or inaction by Lessee contrary to the lease provisions, and (e) a request for changes including, but not limited to,
(i) the permitted use of the Leased Property, (ii) alterations and improvements to the Leased Improvements, (iii) subletting or assignment, and (iv) any other changes in the terms, conditions or provisions of this Lease. Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate after the 30 days.

     42.3 ASSETS PURCHASED PURSUANT TO PURCHASE OPTIONS. In connection with any purchase options granted to Lessee hereunder, in the event Lessee exercises such purchase options, the term "Leased Property" shall also include any "Assets" as such term is defined in the Purchase Agreement.

     42.4 ENTIRE AGREEMENT; MODIFICATIONS. This Lease embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Lease. Neither this Lease nor any provision hereof may be modified or amended except by an instrument in writing signed by Lessor and Lessee.

     42.5 LEASE GUARANTY. At the time of the execution and delivery of this Lease by Lessee to Lessor, Lessee shall simultaneously herewith deliver to the Lessor a Lease Guaranty in form and content satisfactory to Lessor, whereby the Guarantors jointly and severally, absolutely and irrevocably, guarantee the full payment and performance of all of Lessee's obligations under this Lease and any other obligations of Lessee, Guarantors and any Affiliate of Lessee and any Affiliate of Guarantors to Lessor. Such Lease Guaranty shall specifically provide that the Lease Guaranty and the obligations of the Guarantors thereunder shall remain in full force and effect during the Term, regardless of whether this Lease has been assigned or any portion of the Leased Property has been subleased.

     42.6 FUTURE FINANCING. Lessee hereby agrees that if at any time during the Term Lessee purchases or contemplates the purchase of a facility, or property to be used, for the operation of a business for the Primary Intended Use, Lessee shall notify Lessor in writing ("Lessee's Notice") of such purchase or contemplated purchase, and Lessor shall have the first opportunity to provide financing for such purchase, expansion or renovation upon terms mutually agreeable to Lessor and Lessee. Lessor shall notify Lessee in writing on or before the expiration of twenty (20) business days after receipt of Lessee's Notice whether Lessor is interested in providing such financing. If Lessor agrees to provide the financing, the terms and conditions of such financing will be contingent upon, among other things, performance benchmarks acceptable to Lessor and the Lessor's satisfaction and approval of other due diligence requirements.

     42.7 CHANGE IN OWNERSHIP/CONTROL. So long as this Lease remains in effect, Lessee shall not permit more than fifty percent (50%) of its ownership to be held by persons other than individuals who are licensed physicians or entities comprised of individuals who are licensed physicians actively practicing full time clinical medicine in Victorville, California, some of whom have active staff privileges at the Facility, and the aggregate ownership of the current shareholders shall not be reduced below the aggregate ownership of the current shareholders as of the date hereof.

     42.8 LESSOR SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, Lessee agrees to cooperate with Lessor and MPT in connection with any securities offerings and filings and in connection therewith, Lessee shall furnish Lessor with such financial and other information as Lessor shall request and Lessor and MPT shall have the right of access to the Facility at reasonable business hours and upon advance notice and all documentation and information relating to the Facility and have the right to disclose any information regarding this Lease, the Commitment Letter, the Lessee, the Guarantors, the Leased Property, the Facility, and such other additional information which Lessor and/or MPT may reasonably deem necessary. Lessor agrees to pay reasonable copying charges associated with copying any of the documentation obtained by Lessor pursuant to this Section 42.7.

     42.9 NON-RECOURSE AS TO LESSOR. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Lessor under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (i) Lessor, (ii) any director, officer, general partner, shareholder, limited partner, beneficiary, employee or agent of Lessor or any general partner of Lessor or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof),
(iii) any predecessor or successor partnership or corporation (or other entity) of Lessor or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Lessor or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

     42.10 MANAGEMENT AGREEMENTS. Lessee shall not engage any Management Company or allow any tenants, subtenants or sublessees of the Facility to engage any Management Company, without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided, however, Lessor's rights relating to any Management Company as set forth in Section 16.2 hereof shall be at Lessor's sole and absolute discretion. Lessee shall, if required by Lessor, assign all of Lessee's rights under the Management Agreements to Lessor and Lessor shall be entitled to assign same to Lessor's lender. At the request of the Lessor from time to time, Lessee shall execute and deliver (and require the tenants, subtenants or sublessees to execute and deliver, if applicable) an assignment and/or subordination agreement relating to the Management Agreements, which assignment and/or subordination agreement shall be in such form and content as reasonably acceptable to Lessor and/or any lender providing financing to Lessor, and shall be delivered to Lessor within ten (10) days after Lessor's request. Lessee hereby agrees that all payments and fees payable under the Management Agreements are and shall be subordinate to the payment of the obligations under this Lease and all other documents executed in connection with this Lease and the Purchase Agreement. Lessee agrees that all Management Agreements entered into in connection with the Leased Property shall expressly contain provisions acceptable to Lessor which (i) require an assignment of the Management Agreements to Lessor upon request by Lessor, (ii) confirm and warrant that all sums due and payable under the Management Agreements are subordinate to this Lease, (iii) grant Lessor the right to terminate the Management Agreement (individually or collectively, if more than one (1)) upon a default hereunder or upon a default under such applicable Management Agreement, (iv) require the Management Company to execute and deliver to Lessor within ten (10) days from Lessor's request an estoppel certificate, assignment and/or subordination agreement as required by Lessor and/or Lessor's lender providing financing to Lessor, in such form and content as is acceptable to Lessor and/or its lender, and (v) all fees due and payable under any Management Agreements, shall be subordinate to all monetary obligations under this Lease. At the request of the Lessor from time to time, Lessee shall execute and obtain from all parties subject to such Management Agreements executed written confirmation of such assignment or subordination, which shall be delivered to Lessor within ten (10) days from Lessor's request.

     42.11 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XLIII

                               MEMORANDUM OF LEASE

     Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

                    [ SIGNATURES APPEAR ON FOLLOWING PAGES ]

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                       LESSOR:

                                       MPT OF VICTORVILLE, LLC

                                       BY: MPT OPERATING PARTNERSHIP, L.P.
                                       ITS: Sole Member


                                       By: /s/ Edward K. Aldag, Jr.
                                           -------------------------------------
                                       Name: Edward K. Aldag, Jr.
                                       Its: President and
                                            Chief Executive Officer

                                       LESSEE:

                                       DESERT VALLEY HOSPITAL, INC.


                                       By: /s/ Lex Reddy
                                           -------------------------------------
                                       Name: Lex Reddy
                                       Its: President

STATE OF ALABAMA
JEFFERSON COUNTY

     On this ________ day of February, 2005, before me, the undersigned authority, a Notary Public of said State, duly commissioned and sworn, personally appeared EDWARD K. ALDAG, JR., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President and Chief Executive Officer of MPT Operating Partnership, L.P., the Sole Member of MPT OF VICTORVILLE, LLC, a Delaware limited liability company, and acknowledged to me that such limited partnership, as the Sole Member of such limited liability company executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.


                                       ---------------------------------------
                                       NOTARY PUBLIC
                                       Printed Name:
                                                     ---------------------------
                                       My Commission Expires:
                                                              ------------------

[AFFIX NOTARY SEAL]

STATE OF CALIFORNIA
SAN BERNARDINO COUNTY

     On this ________ day of February, 2005, before me, the undersigned authority, a Notary Public of said State, duly commissioned and sworn, personally appeared LEX REDDY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President of DESERT VALLEY HOSPITAL, INC., a California corporation, and acknowledged to me that such corporation executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.


                                       ---------------------------------------
                                       NOTARY PUBLIC
                                       Printed Name:
                                                     ---------------------------
                                       My Commission Expires:
                                                              ------------------

[AFFIX NOTARY SEAL]

                                    EXHIBIT A

HOSPITAL PARCEL:

Parcel A:

Parcels 1 and 4 of Parcel Map 13742 located in the City of Victorville, County of San Bernardino, State of California, as per Plat recorded in Book 161 of Parcel Maps, Pages 23 and 24, Records of said County.

Parcel B:

A portion of Parcel 1 of Parcel Map No. 9412, in the City of Victorville, County of San Bernardino, State of California, as per Plat recorded in Book 137 of Parcel Maps, Pages 71 and 72, records of said County, lying northerly of the following described line:

Beginning at the Northwest corner of said Parcel 1 of Parcel Map No. 9412; thence along the westerly line of the last mentioned Parcel 1, South 01 degrees 38' 56" West, 28.62 feet to the true point of beginning; thence North 88 degrees 19' 20" East, 605.21 feet to the Easterly line of said last mentioned Parcel 1, pursuant to that certain Lot Merger No. LM-3-92 and Lot Line Adjustment No. LA-5-92, dated February 17, 1992, and recorded March 13, 1992, Instrument Nos. 92-108430, 92-108431 and 92-108432, Official Records.

The aforesaid parcels being more fully described as follows:

Beginning at the Northwesterly corner of Parcel 1 of said Parcel Map 13742; thence North 88 degrees 19' 20" East along the Northerly line of said Parcels 1 and 4, a distance of 604.83 feet to the Northeasterly corner of Parcel 4; thence South 01 degrees 43' 00" East a distance of 322.00 feet to said lot line adjustment line; thence South 88 degrees 19' 20" West along said line a distance of 605.21 feet to the Easterly right of way line of Second Avenue; thence North 01 degrees 38' 56" West along said Easterly right of way line a distance of
322.00 feet to the point of beginning.

MEDICAL OFFICE BUILDING PARCEL:

Parcel C:

Parcel No. 2 of Parcel Map No. 14282, located in the City of Victorville, County of San Bernardino, State of California, as per Plat recorded in Book 176 of Parcel Maps, Pages 38 and 39, records of said County.

The aforesaid Parcel being more fully described as follows:


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
Beginning at the Southeasterly corner of Parcel 2, said point being on the Northerly right of way line of Bear Valley Road as shown on said Parcel Map; thence South 88 degrees 19' 20" West along said Northerly right of way a distance of 459.80 feet; thence North 01 degrees 40' 40" West a distance of
299.00 feet; thence South 88 degrees 19' 20" West a distance of 145.67 feet to the Easterly right of way line of Second Avenue; thence North 01 degrees 38' 56" West, along said easterly right of way line, a distance of 46.00 feet to the northwesterly corner of Parcel 2; thence North 88 degrees 19' 20" East, along the northerly line of Parcel 2, a distance of 605.21 feet to the Northeasterly corner; thence South 01 degrees 43' 00" East a distance of 345.00 feet to the point of beginning.

TOGETHER WITH ALL RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING EASEMENT:

Non-exclusive easements for emergency access, drainage, utility, landscape and sewer purposes, appurtenant to the Hospital Parcel, created by that certain "Reciprocal Easement Agreement" dated November 5, 1992, and recorded on December 11, 1992, as Instrument No. 92-510810, Official Records of the County of San Bernardino, State of California, more particularly set forth in Paragraph 1 of said document.

                                    EXHIBIT B

1. All taxes, supplemental taxes, dues and general and special taxes and assessments.

2. Easement shown or dedicated on Parcel Map 9412 for private sewer and drainage easement and incidental purposes. (Affects Parcel B)

3. The City Engineer's Statement of Improvements required, is delineated on Parcel Map No. 9412 as follows: (Affects Parcels B and C)

     The following requirements for the construction of off-site and on-site improvements along the street frontages of each Parcel created by this Subdivision are a condition to the approval of this Parcel Map in accordance with provisions of Section 66411.1 of the Subdivision Map Act. The improvements shall be installed at such time as a permit or other grant of approval for development of any or all Parcels created by this Subdivision is issued by the City of Victorville.

     A. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be responsible for any cost incurred in the relocation of existing utility facilities where such facilities conflict with the improvements required when said improvements are installed.

     B. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be required to provide underground electrical and telephone to each Parcel created by this Subdivision.

     C. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide sewer service to each Parcel created by this Subdivision in accordance with the requirements of the Sanitary Division of the City, and the City Engineer.

     D. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install street lights along the street frontages in accordance with the requirements of the Master Street Lighting Plan of the City of Victorville, the Southern California Edison Company and as recommended by the City Engineer.

     E. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide water service to each parcel created by this Subdivision in accordance with the requirements of the Victor Valley County Water District and the City Engineer.

     F. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install fire hydrants and on-site fire protection to serve each Parcel created by this Subdivision in accordance with the requirements of the Victorville Fire Department and the City Engineer.

     G. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install curbs, gutters, sidewalks, drive approaches, asphalt pavement and drainage facilities along the street frontages of this Subdivision in accordance with standard specifications of public improvements of the City of Victorville.

     H. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide gas service to each Parcel created by this Subdivision.

     I. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install physically handicapped ramps at all intersections.

     J. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be required to provide underground communication cable to each Parcel created by this Subdivision.

4. An easement shown or dedicated on the Parcel Map 13742 for private access, drainage, utility and landscape easement and incidental purposes. (Affects Parcel A)

5. A Notice of Merger recorded March 13, 1992, Instrument No. 92-108430, Official Records, whereby the property described as follows was merged into one Parcel of land. (Affects Parcels A and C)

Description: Parcels 1 and 4 of Parcel Map No. 13742, as recorded July 23, 1991, in Book 161 of Maps, Pages 23 and 24, inclusive, in the City of Victorville, County of San Bernardino, State of California, per records of said County.

Notice is hereby given to all persons that, pursuant to Section 61.0219(Q) of the County of San Bernardino and 66451.19 of the Government Code of the State of California, the above described real property in the County of San Bernardino, State of California, is merged into one Parcel or Unit of land that any purchasers, his heirs, assigns or successors in the interest of said property, subsequent to (the recording of this Notice of Merger with the county recorder shall be deemed to be notified of said Notice of Merger). Reference is hereby made to the record of said document for further and other particulars.

6. The terms and provisions contained in the document entitled "Reciprocal Easement Agreement" recorded December 11, 1992, as Instrument No. 92-510809 as amended and restated by document entitled "Amended and Restated Reciprocal Easement Agreement" dated June 29,

1993, as recorded July 26, 1993, as Instrument No. 93-316424 of Official Records. (Affects Parcels A, B and C)

7. Terms, covenants, conditions, restrictions and easements, as contained in that certain Reciprocal Easement Agreement by and among Desert Valley Hospital, Inc., a California corporation, Prem N. Reddy, M.D. and Joseph Chirco and Harry Lifschultz and Gloria Lifschultz, recorded December 11, 1992, Instrument No. 92-510810, Official Records. Also, an easement over said land for the hereinafter specific purpose and incidental purpose, as set forth in the document above mentioned. Said easement is for emergency access, drainage, utility, landscape and sewer purposes and is described therein. Reference is hereby made to the record of said document for further and other particulars. (Affects Parcels A, B and C)

8. Covenants, conditions and restrictions in the document recorded December 11, 1992 as Instrument No. 92-510811 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, martial status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Code or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status. Declarants: D.V.H.-Desert Valley Hospital, Inc., a California corporation; Reddy-Prem IV. Reddy, M.D.; Chirco-Joseph Chirco; Lifschultz-Harry and Gloria Lifschultz. (Affects Parcels A, B and C)

9. An easement for underground conduits and incidental purposes, recorded July 14, 1993 as Instrument No. 93-299465 of Official Records, in favor of Contel of California. (Affects Parcel B)

10. An easement for pipeline, utilities, access and incidental purposes, recorded July 21, 1993 as Instrument No. 93-311083 of Official Records, in favor of Victor Valley County Water District. (Affects Parcel B)

11. An easement for private access, utility, landscape and incidental purposes, recorded October 27, 1993 as Instrument No. 93-459525 of Official Records, in favor of John S. Lawson, Trustee under the Lawson Living Trust, dated May 12, 1989. (Affects Parcel B)

12. An easement for above ground or underground conduits or both and incidental purposes, recorded November 4, 1993 as Instrument No. 93-476813 of Official Records, in favor of Southern California Edison Company. (Affects Parcels A and
B)

13. An easement for private access, utility, landscape and incidental purposes in the document recorded November 5, 1993 as Instrument No. 93-479231 of Official Records. (Affects Parcels A, B and C)

14. A document entitled "Landlord's/Mortgagee's Waiver" recorded May 27, 1994 as Instrument No. 94-243883 of Official Records. (Affects Parcels A, B and C)

15. A financing statement recorded September 19, 1994 as Instrument No. 94-387330 of Official Records. Debtor: Desert Valley Hospital, Inc.; Secured
Party: Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to Bankers Trust Company of California, N.A., as Custodian by document recorded June 7, 1995 as Instrument No. 95-198334 of Official Records. A continuation statement was recorded March 26, 1999 as Instrument No. 99-126299 of Official Records. A continuation statement was recorded August 23, 1999 as Instrument No. 99-357609 of Official Records. (Affects Parcels A, B and C)

16. The City Engineer's statement of improvements required, is delineated on Parcel Map No. 14282 as follows: (Affects Parcels A and C)

The following requirements for the construction of off-site and on-site improvements along the street frontages of each Parcel created by this Subdivision are a condition to the approval of this Parcel Map in accordance with provisions of Section 66411.1 of the Subdivision Map Act. The improvements shall be installed at such time as a permit or other grant of approval for development of any or all Parcels created by this Subdivision is issued by the City of Victorville.

     A. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be responsible for any cost incurred in the relocation of existing utility facilities where such facilities conflict with the improvements required when said improvements are installed and for the undergrounding of all existing overhead utilities.

     B. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be required to provide underground electrical and telephone to each Parcel created by this Subdivision.

     C. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide sewer service to each Parcel created by this Subdivision in accordance with the requirements of the Sanitary Division of the City, and the City Engineer.

     D. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install street lights along the street frontages in accordance with the requirements of the Master Street Lighting Plan of the City of Victorville. The Southern California Edison Company and as recommended by the City Engineer.

     E. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide water service to each Parcel created by this Subdivision in accordance with the requirements of the Victor Valley County Water District and the City Engineer.

     F. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install fire hydrants and on-site fire protection to serve each Parcel created by this Subdivision in accordance with the requirements of the Victorville Fire Department and the City Engineer.

     G. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install curbs, gutters, sidewalks, drive approaches, asphalt pavement and drainage facilities along the street frontages of this Subdivision in accordance with standard specifications of public improvements of the City of Victorville.

     H. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall provide gas service to each Parcel created by this Subdivision.

     I. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall install physically handicapped ramps at all intersections.

     J. The subdivider or any successor in interest of any of the Parcels to be created by this Subdivision shall be required to provide underground communication cable to each Parcel created by this Subdivision.

17. An easement for ingress, egress, public utilities and incidental purposes, recorded September 20, 1994, as Instrument No. 94-388799 of Official Records, in favor of Desert Valley M.O.B., L.P. (Affects Parcel C)

18. A financing statement recorded September 21, 1994 as Instrument No. 94-390050 of Official Records. Debtor: Desert Valley Hospital, Inc.; Secured
Party: Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to U.S. Bankers Trust Company by document recorded August 4, 2000 as Instrument No. 00-282687 of Official Records. A continuation statement was recorded March 26, 1999 as Instrument No. 99-126300 of Official Records. (Affects Parcels A, B and C)

19. A document entitled "Landlord's/Mortgagee's Waiver" recorded September 21, 1994 as Instrument No. 94-390051 of Official Records. (Affects Parcels A, B and
C)

20. A financing statement recorded September 21, 1994 as Instrument No. 94-390506 of Official Records. Debtor: Desert Valley Hospital, Inc.; Secured
Party: Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to The First National Bank of Chicago, as Agent by document recorded May 17, 1995 as Instrument No. 95-173503 of Official Records. According to the public records, the security interest of the secured party was assigned to The First National Bank of Chicago as Agent by document recorded October 8, 1996 as Instrument No. 96-372490 of Official Records. According to the public records, the security interest of the secured party was assigned to U.S. Bank Trust N.A. as Custodian or Trustee by document recorded June 25, 1999 as Instrument No. 99-270994 of Official Records. A continuation statement was recorded July 21, 1999 as Instrument No. 99-303575 of Official Records. (Affects Parcels A, B and C)

21. A document entitled "Landlord's/Mortgagee's Waiver" recorded October 14, 1994 as Instrument No. 94-421817 of Official Records. (Affects Parcels A, B and
C)

22. A financing statement recorded October 27, 1994 as Instrument No. 94-438030 of Official Records. Debtor: Desert Valley Hospital, Inc.; Secured Party:
Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to The First National Bank of Chicago, as Agent by document recorded May 17, 1995 as Instrument No. 95-173501 of Official Records. According to the public records, the security interest of the secured party was assigned to U.S. Bank Trust N.A. as Custodian or Trustee by document recorded June 25, 1999 as Instrument No. 99-270993 of Official Records. A continuation statement was recorded August 23, 1999 as Instrument No. 19990357609 of Official Records. (Affects Parcels A, B and C)

23. A financing statement recorded November 21, 1994 as Instrument No. 94-465696 of Official Records. Debtor: Desert Valley Hospital, Inc.; Secured Party:
Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to Bankers Trust Company, as Trustee by document recorded December 12, 1995 as Instrument No. 95-425470 of Official Records. A continuation statement was recorded September 22, 1999 as Instrument No. 19990399066 of Official Records. According to the public records, the security interest of the secured party was assigned to U.S. Bank Trust N.A. as Custodian or Trustee by document recorded December 7, 1999 as Instrument No. 19990501959 of Official Records. (Affects Parcels A, B and C)

24. The effect of a map purporting to show the land and other property, filed in Book 94, Page 92 of Record of Surveys.

25. The effect of a map purporting to show the land and other property, filed in Book 176, Page 38 and 39 of Parcel Maps.

26. The effect of a map purporting to show the land and other property, filed in Book 173, Page 63 to 65 of Parcel Maps.

27 The terms and provisions contained in the document entitled "Amended and Restated Reciprocal Easement Agreement" recorded July 26, 1993 as Instrument No. 93-316424 of Official Records.

28. Covenants, conditions, restrictions and easements in the document recorded July 26, 1993, as Instrument No. 93-316425 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status. (Affects Parcel C)

29. Abutter's rights of ingress and egress to or from Bear Valley Road have been dedicated or relinquished on the filed Map. (Affects Parcel C)

30. A financing statement recorded September 6, 1994 as instrument No. 94-390507 of Official Records. Debtor: Desert Valley Hospital Inc.; Secured Party: Medical Equipment Finance Company. According to the public records, the security interest of the secured party was assigned to Bankers Trust Company, as Trustee by document recorded May 17, 1995 as Instrument No. 95-173499 of Official Records.

31. A partial release of a financing statement recorded August 11, 1995 as instrument No. 95-276953 of Official Records. Debtor: Desert Valley Hospital Inc.; Secured Party: Bankers Trust Co.

32. A financing statement recorded November 14, 1994 as instrument No. 94-457501 of Official Records. Debtor: Desert Valley Hospital Inc.; Secured Party: Medical Equipment Finance Company.

33. The fact that the land lies within the boundaries of the City of Victorville Redevelopment Project Area, as disclosed by various documents of record.

34. Water rights, claims or title to water, whether or not shown by the public records.

35. Rights of parties in possession.

36. Any facts, rights, interests or claims which would be disclosed by a current ALTA/ACSM survey.

37. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of said land or by making inquiry of persons in possession thereof.

                                    EXHIBIT C

1. Standard Multi-Tenant Office Lease-Gross dated January 1, 2001, between Desert Valley Hospital, Inc., as Lessor, and Desert Valley Medical Group, Inc., as Lessee, as amended by that certain First Amendment to Lease effective October 1, 2004, and that certain Second Amendment to Lease dated February ____, 2005.

2. Lease dated March 4, 1997, between Desert Valley Hospital, Inc., as Lessor, and PrimeMed Pharmacy Services, Inc. D/B/A PrimeMed, as Lessee (which lease is executed by PrimeCare International, Inc., a Delaware corporation), as assigned to Network Pharmaceuticals, Inc. by that certain assignment of lease entered into effective on and as of the 25th day of March, 2001, as amended by that certain First Amendment to Lease dated February ____, 2005.